Exhibit 10

FIRST AMENDMENT TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of May 24, 2022 (the “Effective Date”), among HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership (“Highwoods Realty”) and HIGHWOODS PROPERTIES, INC., a Maryland corporation (“Highwoods Properties”) (Highwoods Realty and Highwoods Properties are hereinafter referred to individually as a “Borrower” and collectively as the “Borrowers”), each lender that is a signatory hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity “Administrative Agent”), Lender and an L/C Issuer.
R E C I T A L S
A.Reference is hereby made to that certain Sixth Amended and Restated Credit Agreement dated as of March 18, 2021 (as modified, amended, renewed, extended, or restated from time to time, the “Credit Agreement”), executed by Borrowers, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, a Lender and an L/C Issuer (Administrative Agent, L/C Issuer, and Lenders are individually referred to herein as a “Credit Party” and collectively referred to herein as the “Credit Parties”).
B.The Borrowers have requested, among other things, that the Administrative Agent and existing Term Lenders (as defined in the Credit Agreement prior to the Effective Date) replace the existing Term Loan Facility (as defined in the Credit Agreement prior to the Effective Date) with a new Term A-1 Facility and a new Term A-2 Facility.
C.The Borrowers, Administrative Agent and Lenders also desire to amend certain provisions contained in the Credit Agreement, in each case, subject to the terms and conditions set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Terms and References. Unless otherwise stated in this Amendment (a) terms defined in the Credit Agreement (after giving effect to this Amendment) have the same meanings when used in this Amendment, and (b) references to “Sections” are to the Credit Agreement’s sections.
2.Amendments to the Credit Agreement, Exhibits and Schedules.
(a)Amendments to the Credit Agreement. Effective as of the Effective Date, the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached hereto as Annex I and any such term or provision of Annex I which is different from that set forth in the Credit Agreement shall be replaced and superseded in all respects by the terms and provisions of the Credit Agreement set forth on Annex I.

(b)Amendments to Schedule 2.01A. Schedule 2.01A of the Credit Agreement is amended and restated in its entirety to read as set forth on Schedule 2.01A hereto.
(c)Amendments to Exhibits. Exhibit A and Exhibit B-2 of the Credit Agreement are amended and restated in their entireties to read as set forth on Exhibit A and Exhibit B-2, respectively, hereto.
(d)Additions to Exhibits. Exhibit B-3 and Exhibit G are hereby added to the Credit Agreement to read as set forth on Exhibit B-3 and Exhibit G, respectively, hereto.
3.Commitment Schedule. Subject to the terms and conditions set forth herein, each Term A-1 Lender and each Term A-2 Lender hereby agrees that its Term A-1 Commitment and Term A-2 Commitments are in the amounts set forth opposite such Term A-1 Lender’s and each Term A-2 Lender’s name on Schedule 2.01A attached hereto.
4.Amendments to other Loan Documents.
(a)All references in the Loan Documents to the Credit Agreement shall henceforth include references to the Credit Agreement, as modified and amended hereby, and as may, from time to time, be further amended, modified, extended, renewed, and/or increased.
(b)Any and all of the terms and provisions of the Loan Documents are hereby amended and modified wherever necessary, even though not specifically addressed herein, so as to conform to the amendments and modifications set forth herein.
5.Conditions Precedent. The effectiveness of this Amendment is subject to the following conditions precedent:
(a)Administrative Agent receives fully executed counterparts of this Amendment signed by the Borrowers, the Guarantors and the Credit Parties;
(b)Administrative Agent receives Term A-1 Notes and Term A-2 Notes executed by the Borrowers in favor of each Term A-1 Lender and each Term A-2 Lender requesting a Term A-1 Note and a Term A-2 Note;
(c)the Loan Parties shall have delivered certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party evidencing the identity, authority and capacity of each Responsible Officer therein that is authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents;
(d)the Borrowers shall have delivered such documents and certifications to evidence that each Loan Party is validly existing and in good standing in the jurisdiction of such Loan Party’s incorporation, organization, or formation, as applicable;
(e)the Borrowers shall have delivered, or caused to be delivered, favorable opinions of (i) Poyner Spruill LLP, special counsel to the Loan Parties, (ii) Jeffrey D. Miller, general counsel of the Principal Borrower, and (iii) Haynes and Boone, LLP, counsel to the Administrative Agent, each addressed to the Credit Parties, as to the matters concerning the Loan Parties and the Loan Documents (as amended by this Amendment) as the Administrative Agent may reasonably request;

(f)Administrative Agent shall have received a duly-executed Request for Credit Extension giving effect to any Loans to be advanced on the Effective Date and conversion of all Loans existing immediately prior to the Effective Date into Term SOFR Rate Loans or Daily SOFR Rate Loans on the Effective Date;
(g)the Term Loans (as defined in, and existing under, the Credit Agreement prior to the Effective Date) shall have been, or simultaneously with the closing of this Amendment will be, repaid in full using the proceeds of the Term A-1 Loans;
(h)the Borrowers shall have delivered to the Administrative Agent a certificate of the chief financial officer of the Principal Borrower:
(i)either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by the Loan Parties and the validity against the Loan Parties of the Loan Documents (as amended by this Amendment) to which each is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
(ii)certifying (A) that immediately after giving effect to this Amendment and all the transactions contemplated therein to occur on such date, (x) each Borrower is, and the Loan Parties, taken as a whole, are, Solvent, (y) no Default or Event of Default exists, and (z) all representations and warranties contained herein and in the other Loan Documents are true and correct in all material respects (or in all respects in the case of a representation or warranty containing a materiality qualifier), (B) that there has been no event or circumstance since December 31, 2021 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and (C) the current Credit Ratings; and
(iii)demonstrating compliance, as of the end of the fiscal period ended March 31, 2022, with the financial covenants contained in Section 7.08 by detailed calculation thereof (which calculation shall be in form satisfactory to the Administrative Agent and which shall include, among other things, an explanation of the methodology used in such calculation and a breakdown of the components of such calculation and shall also be calculated on a proforma basis reflecting the Loans and other Credit Extensions outstanding on and after giving effect to the Effective Date);
(i)the representations and warranties in the Credit Agreement, as amended by this Amendment, and each other Loan Document are true and correct in all material respects (without duplication of any materiality qualifiers therein) on and as of the date of this Amendment as though made as of the date of this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (without duplication of any materiality qualifiers therein) as of such earlier date;
(j)after giving effect to this Amendment, no Default exists;
(k)the Borrowers shall have paid (i) all fees required to be paid on or before the Effective Date, including those required to be paid pursuant to any fee letter, and (ii) all reasonable fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute their reasonable estimate of such fees, charges and disbursements incurred or to be incurred by them through the closing of this Amendment (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent); and
(l)(i) upon the reasonable request of any Lender made at least five (5) days prior to the Effective Date, the Borrowers shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least five (5) days prior to the Effective Date; and (ii) at least five (5) days prior to the Effective Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.
6.Ratifications. Each Borrower (a) ratifies and confirms all provisions of the Loan Documents as amended by this Amendment, (b) ratifies and confirms that all guaranties, assurances, and liens granted, conveyed, or assigned to the Administrative Agent and the Lenders under the Loan Documents are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee, assure, and secure full payment and performance of all present and future Obligations, and (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents, and certificates as the Administrative Agent may request in order to create, perfect, preserve, and protect those guaranties, assurances, and liens.
7.Representations. Each Borrower hereby represents and warrants that:
(a)Such Borrower has the power to execute and deliver this Amendment and to perform its obligations hereunder; and such Borrower has duly authorized such execution, delivery and performance.
(b)This Amendment constitutes a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as limited by Debtor Relief Laws and the applicable of general principles of equity (regardless of whether such enforceability is considered in proceedings in equity or at law).
(c)The representations and warranties of such Borrower in the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) on and as of this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) as of such earlier date.
(d)No Default has occurred and is continuing or would result from giving effect to this Amendment.
8.Continued Effect. Except to the extent amended hereby, all terms, provisions and conditions of the Credit Agreement and the other Loan Documents, and all documents executed in connection therewith, shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms. This Amendment shall constitute a Loan Document.
9.Miscellaneous. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment must be construed –

and its performance enforced – under New York law, and (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable.
10.Parties. This Amendment binds and inures to the Borrowers, the Credit Parties and their respective successors and permitted assigns.
11.Counterparts; Electronic Signatures. This Amendment may be in the form of an Electronic Record (and may be delivered by e-mail or facsimile) and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same letter agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Bank of America, N.A. of a manually signed paper Communication which has been converted into electronic form (such as scanned into pdf format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. For purposes hereof, (a) “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time and (b) “Communication” shall mean this Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment.
12.ENTIRETIES. THE CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THE CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

5

EXECUTED, as of the date first stated above.

BORROWERS:
HIGHWOODS REALTY LIMITED PARTNERSHIP
By: Highwoods Properties, Inc., its general partner
By:	/s/ Jeffrey D. Miller
	Name:	Jeffrey D. Miller
	Title:	Executive Vice President, General Counsel and Secretary

HIGHWOODS PROPERTIES, INC.
By:	/s/ Jeffrey D. Miller
	Name:	Jeffrey D. Miller
	Title:	Executive Vice President, General Counsel and Secretary

Signature Page to
First Amendment to Sixth Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT:
BANK OF AMERICA, N.A., as the Administrative Agent

By:	/s/ Authorized Signatory
Name:
Title:

Signature Page to
First Amendment to Sixth Amended and Restated Credit Agreement

LENDERS:
BANK OF AMERICA, N.A., in its capacity as a Revolving Credit Lender, Term A-1 Lender, Term A-2 Lender and L/C Issuer

By:	/s/ Authorized Signatory
Name:
Title:

Signature Page to
First Amendment to Sixth Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as a Revolving Credit Lender, Term A-1 Lender, Term A-2 Lender and L/C Issuer

By:	/s/ Authorized Signatory
Name:
Title:

Signature Page to
First Amendment to Sixth Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, in its capacity as a Revolving Credit Lender, Term A-1 Lender and Term A-2 Lender

By:	/s/ Authorized Signatory
Name:
Title:

Signature Page to
First Amendment to Sixth Amended and Restated Credit Agreement

TRUIST BANK, in its capacity as a Revolving Credit Lender, Term A-1 Lender and Term A-2 Lender

By:	/s/ Authorized Signatory
Name:
Title:

Signature Page to
First Amendment to Sixth Amended and Restated Credit Agreement

U.S. BANK, NATIONAL ASSOCIATION, in its capacity as a Revolving Credit Lender, Term A-1 Lender and Term A-2 Lender

By:	/s/ Authorized Signatory
Name:
Title:

Signature Page to
First Amendment to Sixth Amended and Restated Credit Agreement

REGIONS BANK, in its capacity as a Revolving Credit Lender, Term A-1 Lender and Term A-2 Lender

By:	/s/ Authorized Signatory
Name:
Title:

Signature Page to
First Amendment to Sixth Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A., in its capacity as a Revolving Credit Lender, Term A-1 Lender and Term A-2 Lender

By:	/s/ Authorized Signatory
Name:
Title:

Signature Page to
First Amendment to Sixth Amended and Restated Credit Agreement

T.D. BANK, N.A., in its capacity as a Revolving Credit Lender, Term A-1 Lender and Term A-2 Lender

By:	/s/ Authorized Signatory
Name:
Title:

Signature Page to
First Amendment to Sixth Amended and Restated Credit Agreement

FIRST HORIZON BANK, in its capacity as a Revolving Credit Lender, Term A-1 Lender and Term A-2 Lender

By:	/s/ Authorized Signatory
Name:
Title:

Signature Page to
First Amendment to Sixth Amended and Restated Credit Agreement

ASSOCIATED BANK, NATIONAL ASSOCIATION, in its capacity as a Revolving Credit Lender, Term A-1 Lender and Term A-2 Lender

By:	/s/ Authorized Signatory
Name:
Title:

Signature Page to
First Amendment to Sixth Amended and Restated Credit Agreement

To induce the Credit Parties to enter into this Amendment, the undersigned hereby (a) consent and agree to its execution and delivery and the terms and conditions thereof, (b) agree that this document in no way releases, diminishes, impairs, reduces, or otherwise adversely affects any guaranties, assurances, or other obligations or undertakings of any of the undersigned under any Loan Documents, and (c) waive notice of acceptance of this Amendment, which Amendment binds each of the undersigned and their respective successors and permitted assigns and inures to the benefit of Administrative Agent and Lenders and their respective successors and permitted assigns.

LIBERTY AVENUE HOLDINGS, L.L.C. HRLP FOURTH AVENUE, LLC AKROS INSURANCE, LLC HIGHWOODS COLONNADE, LLC HRLP SEVEN SPRINGS, LLC
By:	Highwoods Realty Limited Partnership, sole member or sole manager, as applicable
	By:	Highwoods Properties, Inc., sole general partner

		By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Executive Vice President, General Counsel and Secretary

HIGHWOODS REALTY GP CORP.
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Executive Vice President, General Counsel and Secretary

Signature Page to
First Amendment to Sixth Amended and Restated Credit Agreement

Execution Version
Annex I to First Amendment dated May 24, 2022

Published CUSIP Numbers: 43128HAR0 (Deal)
43128HAS8 (Revolving Credit Facility)
[_________] (Term A-1 Facility)
[_________] (Term A-2 Facility)

SIXTH AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of March 18, 2021
among
HIGHWOODS PROPERTIES, INC. and
HIGHWOODS REALTY LIMITED PARTNERSHIP,
as Borrowers,
BANK OF AMERICA, N.A.,
as Administrative Agent, Sustainability Structuring Agent, an L/C Issuer and a Lender,
The Other L/C Issuers Party Hereto and the Other Lenders Party Hereto,
WELLS FARGO BANK, NATIONAL ASSOCIATION and
PNC BANK, NATIONAL ASSOCIATION,
as Co-Syndication Agents,
TRUIST SECURITIES, INC. and
U.S. BANK NATIONAL ASSOCIATION,
as Co-Documentation Agents for the Revolving Credit Facility,
REGIONS BANK,
as Senior Managing Agent for the Revolving Credit Facility,
JPMORGAN CHASE BANK, N.A. and
TD BANK, N.A.,
as Co-Managing Agents for the Revolving Credit Facility,
BOFA SECURITIES, INC.,
WELLS FARGO SECURITIES, LLC,
PNC CAPITAL MARKETS LLC,
TRUIST SECURITIES, INC. and
U.S. BANK NATIONAL ASSOCIATION,
as Joint Lead Arrangers for the Revolving Credit Facility,
REGIONS BANK ,
TD BANK, N.A. and
JPMORGAN CHASE BANK, N.A.,
as Documentation Agents for the Term A-1 Facility and the Term A-2 Facility,
TRUIST SECURITIES, INC. and
U.S. BANK NATIONAL ASSOCIATION,
as Co-Managing Agents for the Term A-1 Facility and the Term A-2 Facility,
BOFA SECURITIES, INC.,
WELLS FARGO SECURITIES, LLC,
PNC CAPITAL MARKETS LLC,
REGIONS BANK and
TD BANK, N.A.,
as Joint Lead Arrangers for the Term A-1 Facility,
BOFA SECURITIES, INC.,
WELLS FARGO SECURITIES, LLC,
PNC CAPITAL MARKETS LLC,
REGIONS BANK and
JPMORGAN CHASE BANK, N.A.,
as Joint Lead Arrangers for the Term A-2 Facility, and
BOFA SECURITIES, INC.,
WELLS FARGO SECURITIES, LLC and
PNC CAPITAL MARKETS LLC,
as Joint Bookrunners

TABLE OF CONTENTS
Section    Page
i

SCHEDULES
2.01A	Commitments and Applicable Percentages
2.01B	Letter of Credit Commitments
2.03	Existing Letters of Credit
5.09	Environmental Matters
5.13	Subsidiaries and Other Equity Investments
5.17	Intellectual Property Matters
10.02	Administrative Agent’s Office; Certain Addresses for Notices
EXHIBITS
A	Form of Loan Notice
B-1	Form of Revolving Credit Note
B-2	Form of Term A-1 Note
B-3	Form of Term A-2 Note
C	Form of Officer’s Compliance Certificate
D	Form of Assignment and Assumption
E	Form of Guaranty
F	Forms of U.S. Tax Compliance Certificates
G	Form of Pricing Certificate
v

SIXTH AMENDED AND RESTATED CREDIT AGREEMENT
This SIXTH AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of March 18, 2021, among HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership (“Highwoods Realty”) and HIGHWOODS PROPERTIES, INC., a Maryland corporation (“Highwoods Properties”) (Highwoods Realty and Highwoods Properties are hereinafter referred to individually as a “Borrower” and collectively as the “Borrowers”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), WELLS FARGO BANK, NATIONAL ASSOCIATION and PNC BANK, NATIONAL ASSOCIATION, as Co-Syndication Agents, BANK OF AMERICA, N.A., as Administrative Agent and an L/C Issuer, and the other L/C Issuers party hereto.
WHEREAS, the Borrowers are parties to the Existing Revolving Credit Agreement (as defined herein);
WHEREAS, the Borrowers have requested that the Lenders amend and restate the Existing Revolving Credit Agreement; and
WHEREAS, the Lenders are willing to do so on the terms and conditions set forth herein.
NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
1.01Defined Terms; Accounting Treatment; Borrowers’ Agent and Liabilities.
As used in this Agreement, the following terms shall have the meanings set forth below:
“Acquired Properties” means, at any time, all Properties acquired by the Subject Parties within the previous twelve (12) calendar months from any third party entity through an arms-length transaction; provided that all Properties acquired (either through the acquisition of all of the Equity Interests of any Unconsolidated Affiliate or of any Property owned by any Unconsolidated Affiliate) from any previously Unconsolidated Affiliate that owned such Properties for twelve (12) months or more shall be excluded from the definition of “Acquired Properties.”
“Adjusted EBITDA” means, for any period, the sum of (a) EBITDA for such period, less (b) aggregate Capital Expenditure Reserves for all Properties with respect to such period; provided that such sum shall be exclusive of (i) any amount for such period attributable to the Straight-Lining of Rents and (ii) the amount (if any) of amortization of capitalized lease incentive costs which is recorded as a reduction of revenues under GAAP for any specified period.
“Adjusted NOI” means, with respect to any applicable time period for any Property, an amount, not less than zero (0), equal to (a) Net Operating Income for such period with respect to such Property less (b) the sum of (i) the Capital Expenditure Reserve amount for such Property during such period, plus (ii) a management fee in the amount of three percent (3%) of total revenues derived from the Property during such period; provided that such amount shall be exclusive of any amount for such period attributable to the Straight-Lining of Rents and the amount (if any) of amortization of capitalized lease incentive costs which is recorded as a reduction of revenues under GAAP for any specified period; provided, further, that, in each case, (x) all amounts included in the above calculations with respect to Properties owned by Unconsolidated Affiliates (and not otherwise adjusted for interests in Unconsolidated Affiliates) shall be adjusted to include only that portion of such amounts attributable to Unconsolidated Affiliate Interests, and (y) solely for purposes of calculating the financial covenant set forth in Section 7.08(e), all amounts included in the above calculations with respect to Properties that are not Wholly-Owned by a Wholly Owned Subsidiary shall be adjusted to include only the pro rata interest (based on the percentage ownership of the Equity Interests in the applicable Subsidiary owned by the Consolidated Parties) in such Properties.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrowers and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. In no event shall the Administrative Agent, any L/C Issuer or any Lender be deemed to be an Affiliate of any of the Borrowers.
“Aggregate Revolving Credit Commitments” means the Revolving Credit Commitments of all the Lenders, as adjusted from time to time in accordance with the terms of this Agreement. The Aggregate Revolving Credit Commitments as of the Closing Date shall be $750,000,000.
“Agreement” means this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Annual Period” means each period beginning on January 1st and ending on December 31st.
“Annualized Adjusted NOI” means (a) for each Property owned for twenty-four (24) months or more, Adjusted NOI for such Property for the immediately preceding twelve (12) month period; and (b) for each Property owned for a period of less than twenty-four (24) months and for each Property formerly qualifying as a Non-Income Producing Property that has been an Income-Producing Property for less than twelve (12) months, Adjusted NOI for such Property calculated by annualizing Adjusted NOI for such Property from the date such Property became an Income Producing Property to date and adjusting (through appropriate pro-rating, removal or other correction) for all annual or one-time lump sum payments or expenses with respect to the Property or for any extraordinary income or expense items with respect to such Property; provided that all amounts included in the above calculations with respect to Properties owned by Unconsolidated Affiliates (and not otherwise adjusted for interests in Unconsolidated Affiliates) shall be adjusted to include only that portion of such amounts attributable to Unconsolidated Affiliate Interests.
“Applicable Percentage” means (a) in respect of the Term A-1 Facility, with respect to any Term A-1 Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A-1 Facility represented by (i) at any time during the Availability Period in respect of such Facility, such Term A-1 Lender’s Term A-1 Commitment at such time and (ii) thereafter, the principal amount of such Term A-1 Lender’s Term A-1 Loans at such time, (b) in respect of the Term A-2 Facility, with respect to any Term A-2 Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A-2 Facility represented by (i) at any time during the Availability Period in respect of such Facility, such Term A-2 Lender’s Term A-2 Commitment at such time and (ii) thereafter, the principal amount of such Term A-2 Lender’s Term A-2 Loans at such time, and (c) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, as any such Applicable Percentage for the respective Facility may be adjusted as provided in Section 2.16. If the Revolving Credit Commitment of each Lender to make Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Revolving Credit Commitments have expired, then the Applicable Percentage of each Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01A or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means, for any day, subject to adjustment as provided below in this definition, the rate per annum set forth below opposite the applicable Credit Rating then in effect, it being understood that the Applicable Rate for (i) SOFR Loans shall be the rate set forth under the column “Revolving Credit Facility Applicable Rate for SOFR Loans and Letters of Credit” or “Term A-1 Facility and Term A-2 Facility Applicable Rate for SOFR Loans”, as applicable, (ii) Base Rate Loans shall be the percentage set forth under the column “Revolving Credit Facility Applicable Rate for Base Rate Loans” or “Term A-1 Facility and Term A-2 Facility Applicable Rate for Base Rate Loans”, as applicable, (iii) Facility Fees shall be the percentage set forth under the column “Revolving Credit Facility Applicable Rate for Facility Fees” and (iv) Letter of Credit Fee shall be the percentage set forth under the column “Revolving Credit Facility Applicable Rate for SOFR Loans and Letters of Credit”.

Pricing Level	Credit Rating	Revolving Credit Facility Applicable Rate for SOFR Loans and Letters of Credit	Revolving Credit Facility Applicable Rate for Base Rate Loans	Revolving Credit Facility Applicable Rate for Facility Fees	Term A-1 Facility and Term A-2 Facility Applicable Rate for SOFR Loans	Term A-1 Facility and Term A-2 Facility Applicable Rate for Base Rate Loans
I	A/A2 or higher	0.700%	0.000%	0.100%	0.750%	0.000%
II	A-/A3	0.725%	0.000%	0.125%	0.800%	0.000%
III	BBB+/ Baa1	0.775%	0.000%	0.150%	0.850%	0.000%
IV	BBB/ Baa2	0.850%	0.000%	0.200%	0.950%	0.000%
V	BBB-/ Baa3	1.050%	0.050%	0.250%	1.200%	0.200%
VI	Lower than BBB-/Baa3 or not rated	1.400%	0.400%	0.300%	1.600%	0.600%

As of the First Amendment Effective Date, the Applicable Rate is determined based on Pricing Level IV. The Applicable Rate shall be adjusted effective on the next Business Day following any change in the Credit Rating. The Principal Borrower shall notify the Administrative Agent in writing promptly after becoming aware of any change in the Credit Rating.
Notwithstanding the foregoing, as of the First Amendment Effective Date, the Borrowers have met the Sustainability Metric Election Threshold for the fiscal year ended December 31, 2021, and, as a result, the Sustainability Metric Pricing Grid set forth below is in effect and shall remain in effect until the earlier to occur of (i) the delivery by the Principal Borrower in accordance with Section 6.02(c) of a Pricing Certificate for a subsequent Annual Period, which Pricing Certificate indicates that the Borrowers (A) did not satisfy the Sustainability Metric for such subsequent Annual Period or (B) does not elect to apply the reduction in Applicable Rate with respect to the Sustainability Metric or (ii) the failure by the Principal Borrower to deliver a Pricing Certificate for a subsequent Annual Period in accordance with Section 6.02(c).
If, after the First Amendment Effective Date, the Sustainability Metric Pricing Grid shall no longer be in effect and the Principal Borrower delivers to the Administrative Agent a Pricing Certificate pursuant to Section 6.02(c) that certifies the Sustainability Metric for a subsequent Annual Period was equal to or less than the Sustainability Metric Election Threshold for such Annual Period, the Applicable Rate for Revolving Credit Loans, Term A-1 Loans and

Term A-2 Loans, as applicable, shall be determined using the below pricing grid (the “Sustainability Metric Pricing Grid”), for the period commencing on the fifth (5th) Business Day following the date such Pricing Certificate is delivered to the Administrative Agent by the Principal Borrower until the earlier to occur of (i) the delivery by the Principal Borrower in accordance with Section 6.02(c) of the Pricing Certificate for the following Annual Period, which Pricing Certificate indicates that the Borrowers (A) did not satisfy the Sustainability Metric for such following Annual Period or (B) does not elect to apply the reduction in Applicable Rate with respect to the Sustainability Metric or (ii) the failure by the Principal Borrower to deliver a Pricing Certificate for a subsequent Annual Period in accordance with Section 6.02(c). The Administrative Agent and the Lenders may rely upon any certification of the Sustainability Metric and any other information contained in a Pricing Certificate delivered by the Principal Borrower, including any report, information or audit provided by the KPI Metrics Auditor, without any responsibility to verify the accuracy thereof. If, as a result of (A) the agreement by the Principal Borrower, the Administrative Agent and the Required Revolving Lenders that the Sustainability Metric for any Annual Period as reported on any Pricing Certificate was inaccurate or (B) the Principal Borrower, the Administrative Agent or the Required Revolving Lenders, Required Term A-1 Lenders or Required Term A-2 Lenders, as applicable, becoming aware of any material inaccuracy in the Sustainability Metric for any Annual Period as reported on any Pricing Certificate (and, in the case of the Administrative Agent or the Required Revolving Lenders, Required Term A-1 Lenders or Required Term A-2 Lenders, as applicable, becoming aware thereof, written notice thereof has been delivered to the Principal Borrower setting forth in reasonable detail the basis for such determination) and, in each case, the Principal Borrower made an election to apply the Sustainability Metric Pricing Grid pursuant to such Pricing Certificate and a proper calculation of the Sustainability Metric for such Annual Period would not have resulted in any adjustment to the Applicable Rate for Revolving Credit Loans, Term A-1 Loans and Term A-2 Loans, as applicable, pursuant to the Sustainability Metric Pricing Grid for the relevant period covered by such election, then the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Revolving Credit Lenders, Term A-1 Lenders or Term A-2 Lenders, as applicable, promptly (and in any event, within five (5) Business Days) following written demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to either Borrower under the Bankruptcy Code, immediately, automatically and without further action by the Administrative Agent or any such Lender), an amount equal to the excess of the amount of interest that should have been paid for such period (or relevant portion thereof then elapsed in respect of which payments of interest was previously made) over the amount of interest actually paid for such period (or relevant portion thereof). Notwithstanding anything to the contrary herein, unless such amounts shall be due upon the occurrence of an actual or deemed entry of an order for relief with respect to either Borrower under the Bankruptcy Code, (i) any additional amounts required to be paid pursuant to the immediately preceding sentence shall not be due and payable until a written demand is made for such payment by the Administrative Agent, (ii) any nonpayment of such additional amounts prior to or upon such demand for payment by the Administrative Agent shall not constitute a Default (whether retroactively or otherwise), and (iii) none of such additional amounts shall be deemed overdue prior to such a demand or shall accrue interest at the Default Rate prior to such a demand. The Administrative Agent shall not have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any calculation by the Principal Borrower of any adjustments of the Applicable Rate (or any of the data or computations that are part of or related to any such calculation) set forth in the Pricing Certificate (and the Administrative Agent and the Lenders may rely conclusively on any such certificate, without further inquiry).

Pricing Level	Credit Rating	Revolving Credit Facility Applicable Rate for SOFR Loans and Letters of Credit	Revolving Credit Facility Applicable Rate for Base Rate Loans	Term A-1 Facility and Term A-2 Facility Applicable Rate for SOFR Loans	Term A-1 Facility and Term A-2 Facility Applicable Rate for Base Rate Loans
I	A/A2 or higher	0.690%	0.000%	0.740%	0.000%
II	A-/A3	0.715%	0.000%	0.790%	0.000%
III	BBB+/ Baa1	0.765%	0.000%	0.840%	0.000%
IV	BBB/ Baa2	0.840%	0.000%	0.940%	0.000%
V	BBB-/ Baa3	1.040%	0.040%	1.190%	0.190%
VI	Lower than BBB-/Baa3 or not rated	1.390%	0.390%	1.590%	0.590%

“Applicable Revolving Credit Percentage” means, with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.
“Appropriate Lender” means, at any time, (a) with respect to any of the Term A-1 Facility, Term A-2 Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Term A-1 Loan, Term A-2 Loan or a Revolving Credit Loan, respectively, at such time, and (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuers and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means, collectively, (a) in respect of the Revolving Credit Facility, BofA Securities, Inc. (“BofA Securities”), Wells Fargo Securities, LLC (“Wells Fargo Securities”), PNC Capital Markets LLC (“PNC Capital”), Truist Securities, Inc. and U.S. Bank National Association, each in its capacity as a joint lead arranger in respect of the Revolving Credit Facility, (b) in respect of the Term A-1 Facility, BofA Securities, Wells Fargo Securities, PNC Capital, Regions Bank (“Regions”) and T.D. Bank, N.A., each in its capacity as a joint lead arranger in respect of the Term A-1 Facility, (c) BofA Securities, Wells Fargo Securities, PNC Capital, Regions and JPMorgan Chase Bank, N.A., each in its capacity as a joint lead arranger in respect of the Term A-2 Facility, and (d) BofA Securities, Wells Fargo Securities and PNC Capital, each in its capacity as a joint bookrunner.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.
“Audited Financial Statements” means the audited consolidated balance sheet of Highwoods Properties and its Subsidiaries for the fiscal year ended December 31, 2020, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Highwoods Properties and its Subsidiaries, including the notes thereto.
“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b).
“Availability Period” means (a) in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date with respect to the Revolving Credit Facility, (ii) the date of termination of the Revolving Credit Commitments pursuant to Section 2.05, and (iii) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02; (b) in respect of the Term A-1 Facility, the First Amendment Effective Date; and (c) in respect of the Term A-2 Facility, the period from and including the First Amendment Effective Date to the earliest of (i) August 24, 2022, (ii) the date of termination of the Term A-2 Commitments pursuant to Section 2.05, and (iii) the date of termination of the commitment of each Term A-2 Lender to make Term A-2 Loans pursuant to Section 8.02.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.
“Bankruptcy Code” means the Bankruptcy Code of the United States (Title 11, United States Code).
“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Prime Rate, (c) Term SOFR (assuming a one-month Interest Period) for such day plus one percent (1.00%) and (d) one percent (1.00%). “Prime Rate” means the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate”. The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means a Revolving Credit Loan, a Term A-1 Loan or Term A-2 Loan that bears interest based on the Base Rate.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower” and “Borrowers” have the meanings specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of SOFR Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.
“Capital Expenditure Reserve” means, with respect to (a) any office, industrial, retail or other non-multi-family Property that is an Income-Producing Property or a Non-Income Producing Property for which a certificate of occupancy has been issued, a normalized annual reserve for replacement reserves, capital expenditures, tenant improvements, and leasing commissions in the amount of $0.50 per year per square foot of net leaseable area contained in such Property (pro rated for the portion of such year that the applicable Property qualifies under this clause (a)), (b) any multi-family Property that is an Income-Producing Property or a Non-Income Producing Property for which a certificate of occupancy has been issued, a normalized annual reserve for replacement reserves, capital expenditures, tenant improvements, and leasing commissions in the amount of $250 per year per unit and (c) any other Non-Income Producing Property, zero (0); provided that all amounts included in the above calculations with respect to Properties owned by Unconsolidated Affiliates (and not otherwise adjusted for interests in Unconsolidated Affiliates) shall be adjusted to include only that portion of such amounts attributable to Unconsolidated Affiliate Interests. When the Capital Expenditure Reserve is used in computing an amount with respect to a period which is shorter than a year, said amount shall be appropriately pro rated.
“Capital Expenditures” means all expenditures required for the leasing of space within Properties owned and previously leased by the Consolidated Parties, including upfit expenses and leasing commissions, together with expenses for renovation or improvement of existing properties that are classified as capital expenditures under GAAP. Leasing and tenant improvements expenditures with respect to space not previously leased shall not be included in any calculation of Capital Expenditures, but must be reported to the Administrative Agent on a quarterly basis as set forth in Section 6.02.
“Capitalization Rate” means (a) six and three-quarters of one percent (6.75%) for CBD or Urban Infill Properties, and (b) seven and one-half of one percent (7.50%) for all other Properties.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuers shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuers. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition, (b) U.S. dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than two hundred seventy (270) days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six (6) months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which any Loan Party shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).
“CBD” means a Central Business District, as designated by the Borrowers and reasonably approved by the Administrative Agent.
“CBD or Urban Infill Property” means (a) any Class A office Income-Producing Property that is located in (i) CBD, Midtown, Central Perimeter, Buckhead or Cumberland areas of Atlanta, Georgia, (ii) CBD, South End or South Park areas of Charlotte, North Carolina, (iii) CBD, Brentwood or West End areas of Nashville, Tennessee, (iv) the Ovation mixed-use development in Franklin, Tennessee, (v) CBD area of Orlando, Florida, (vi) CBD or West Raleigh areas of Raleigh, North Carolina, (vii) CBD area of Tampa, Florida, or (viii) the Midtown Tampa mixed-use development in Tampa, Florida, or (b) any other Class A office Income-Producing Property which is located in areas with characteristics similar to those identified in clause (a) and is designated by the Borrowers, and reasonably approved by the Administrative Agent, as a CBD or Urban Infill Property from time to time.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means the occurrence of any of the following events:
(a)    any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, Voting Stock of the Principal Borrower (or other securities convertible into such Voting Stock) representing thirty-five percent (35.0%) or more of the combined voting power of all Voting Stock of the Principal Borrower, or
(b)    during any consecutive period of twelve (12) consecutive months, commencing after the Closing Date, individuals who at the beginning of such twelve (12) month period were directors of the Principal Borrower (together with any new director whose election by the Principal Borrower’s Board of Directors or whose nomination for election by the Principal Borrower’s shareholders was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Principal Borrower then in office, or

(c)    the Principal Borrower or any Wholly Owned Subsidiary which is a Loan Party shall fail to be the sole general partner of Highwoods Realty. As used in this definition, “beneficial ownership” shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934.
“Closing Date” means March 18, 2021.
“CME” means CME Group Benchmark Administration Limited.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.
“Collateral Account” has the meaning specified in Section 2.03(o).
“Commitment” means a Term A-1 Commitment, a Term A-2 Commitment or a Revolving Credit Commitment, as the context may require.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communication” means this Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate, Daily Simple SOFR, or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “Daily Simple SOFR”, “SOFR”, “Term SOFR”, and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Parties” means a collective reference to the Principal Borrower and its consolidated Subsidiaries; and “Consolidated Party” means any one of them.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” has the meaning specified in Section 10.22.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Credit Party” has the meaning specified in Section 10.17.
“Credit Rating” means the higher of the publicly announced rating from Moody’s or S&P or one of their respective successors or assigns for the unsecured long term debt rating of Highwoods Realty (or if Moody’s or S&P does not publicly announce ratings for Highwoods Realty, then of the Principal Borrower).
“Daily Simple SOFR” means, with respect to any applicable determination date, (a) the SOFR published on the fifth (5th) U.S. Government Securities Business Day preceding such day by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source); provided, however, that if such day is not a U.S. Government Securities Business Day, then Daily Simple SOFR means such rate so published on the fifth (5th) U.S. Government Securities Business Day preceding the first (1st) U.S. Government Securities Business Day immediately prior thereto; plus (b) the SOFR Adjustment. If the rate as so determined would be less than zero percent (0.0%), such rate shall be deemed to be zero percent (0.0%) for purposes of the Loans and Loan Documents.
“Daily SOFR Rate Loan” means a Loan made hereunder with respect to which the interest rate is calculated by reference to Daily Simple SOFR.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, a rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus two percent (2.0%) per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus two percent (2.0%) per annum.
“Defaulting Lender” means any Lender that: (a) has failed to fund any Loan, any participation in L/C Obligations within two (2) Business Days of the date required to be funded by it, unless such failure has been cured or unless such failure is the result of such Lender’s good faith determination that a condition precedent to funding has not been satisfied; (b) has notified any Borrower, the Administrative Agent, any L/C Issuer or any Lender in writing that it does not intend to comply with any of its funding obligations hereunder, unless such notice has been withdrawn and the effect of such notice has been cured; (c) has failed, within three (3) Business Days after written request by the Administrative Agent based on a reasonable belief that such Lender may be unwilling or unable to comply, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans or participations in L/C Obligations, unless such failure has been cured; (d) has otherwise failed to pay to the Administrative Agent, any L/C Issuer or any other Lender any other amount (other than a de minimus amount) required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute or such failure has been cured; (e) has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; or (f) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Dividing Person” has the meaning specified in the definition of “Division.”
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Dollar” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means, with respect to any Person, any Subsidiary of such Person which is incorporated or organized under the laws of any State of the United States or the District of Columbia.
“EBITDA” means, for any period, the sum of (a) aggregate Net Income during such period, plus (b) an amount which, in the determination of Net Income for such period, has been deducted for (i) Interest Expense, (ii) total federal, state, local and foreign income, franchise, value added and similar taxes and (iii) depreciation and amortization expense, with each of (i), (ii) and (iii) above determined in accordance with GAAP; provided that , to the extent the above calculations include amounts allocable to Unconsolidated Affiliates, such calculations shall be without duplication and shall only include such amounts to the extent attributable to any Unconsolidated Affiliate Interests.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and Section 10.06(b)(v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any of the Borrowers, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“Equity Issuance” means any issuance by the Principal Borrower to any person or entity which is not a Loan Party of (a) shares of its Equity Interests, (b) any shares of its Equity Interests pursuant to the exercise of options or warrants or (c) any shares of its Equity Interests pursuant to the conversion of any debt securities to equity.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is “insolvent” within the meaning of Section 4245 of ERISA; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Swap Obligations” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 6.15 hereof and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all

Guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e), and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Existing Letters of Credit” means those letters of credit set forth on Schedule 2.03 (regardless of whether such letters of credit were issued under the Existing Revolving Credit Agreement).
“Existing Revolving Credit Agreement” means that certain Fifth Amended and Restated Credit Agreement dated as of October 18, 2017, by and among the Borrowers, the lenders referenced therein, Bank of America, N.A., as administrative agent and the other parties thereto, as the same may have been further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof and as in effect immediately prior to the effectiveness hereof.
“Facility” means the Term A-1 Facility, the Term A-2 Facility or the Revolving Credit Facility, as the context may require.
“Facility Fee” has the meaning specified in Section 2.08(a).
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“FFO” means, as of any date of determination, Net Income plus depreciation and amortization of real and personal property assets to the extent deducted in the determination of Net Income, less any amount added pursuant to clause (b) of the definition of Net Income except to the extent such amount relates to operating partnership units and is attributable to Highwoods Realty by virtue of the line item “non-controlling interests,” as shown on the consolidated income statements of the Consolidated Parties.
“First Amendment Effective Date” means May 24, 2022.
“Fixed Charges” means, for any period, the sum of (a) Interest Expense for the applicable period, plus (b) preferred dividends of the Subject Parties actually paid during the applicable period, plus (c) Scheduled Funded Debt Payments for the applicable period; provided that, to the extent the above calculations include amounts allocable to Unconsolidated Affiliates, such calculations shall be without duplication and shall only include such amounts to the extent attributable to any Unconsolidated Affiliate Interests.
“Foreign Lender” means (a) if each Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if each Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which each Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Fully Satisfied” means, with respect to the Obligations as of any date, that, as of such date, (a) all principal of and interest accrued to such date which constitute Obligations shall have been irrevocably paid in full in cash, (b) all fees, expenses and other amounts then due and payable which constitute Obligations shall have been irrevocably paid in cash, and (c) the Commitments shall have expired or been terminated in full.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funded Indebtedness” means, with respect to any Person, without duplication, (a) all Indebtedness of such Person other than Indebtedness of the types referred to in clauses (c), (h) and (i) of the definition of “Indebtedness” set forth in this Section 1.01, (b) all Indebtedness of another Person of the type referred to in clause (a) above secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (c) all Guarantees of such Person with respect to Indebtedness of the type referred to in clause (a) above of another Person and (d) Indebtedness of the type referred to in clause (a) above of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank).
“GRI Standard” means the Global Reporting Initiative Sustainability Reporting Standards (2016) published by the Global Reporting Initiative.
“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) to guaranty to any Person rental income levels (or shortfalls) or re tenanting costs (including tenant improvements, moving expenses, lease commissions and any other costs associated with procuring new tenants); provided that such obligations shall be determined to be equal to the maximum potential amount of the payments due from the Person guaranteeing the applicable rental income levels over the term of the applicable lease or (v) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith; provided that, to the extent any Guarantee is limited by its terms, then the amount of such Guarantee shall be deemed to be the stated or determinable amount of such Guarantee. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” means, collectively, as of any date of determination, (a) each Person that has been required, pursuant to the terms of this Agreement and the Guaranty, to execute a counterpart of the Guaranty, in each case to the extent such Person has not been released from its obligations under the Guaranty pursuant to the terms of the Guaranty and this Agreement, and (b) with respect to the payment and performance by each Specified Loan Party of its obligations under the Guaranty with respect to all Swap Obligations, the Borrowers.
“Guaranty” means the Sixth Amended and Restated Guaranty dated as of the Closing Date, made by each of the Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit E, as the same may be amended, restated, supplemented or otherwise modified from time to time and as joined from time to time.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Highwoods Properties” has the meaning specified in the introductory paragraph hereof.
“Highwoods Realty” has the meaning specified in the introductory paragraph hereof.
“Highwoods Services” means Highwoods Services, Inc., a North Carolina corporation.
“Income Producing Properties” means, as of any date of determination, all Properties (other than Acquired Properties or Pre-Leased Development Properties): (a) which are partially or fully income producing for financial reporting purposes on the applicable calculation date and have been continuously partially or fully income producing for financial reporting purposes for the calendar quarter ending immediately preceding the calculation date, (b) for which an unconditional base building certificate of occupancy (or its equivalent) has been issued by the applicable Governmental Authority, (c) as to such assets which, in the immediately preceding reporting period, were classified as Non-Income Producing Properties (other than Pre-Leased Development Properties), which either (i) are leased to tenants in occupancy and the leases for such tenants in occupancy (excluding tenants under free rent periods) represent seventy-five percent (75%) or more of the rentable square footage of the applicable real property asset; or (ii) have, if not for this clause (c)(ii), qualified as a Non-Income Producing Property for a period equal to or in excess of eighteen (18) months following the issuance of an unconditional base building certificate of occupancy and (d) as to such assets which, in the immediately preceding reporting period, were classified as Pre-Leased Development Properties, which have, if not for this clause (d), qualified as a Non-Income Producing Property for a period equal to or in excess of six (6) months following the issuance of an unconditional base building certificate of occupancy or substantial completion of the applicable improvements (provided that different phases of real property developments shall be treated as different assets for purposes of this determination); provided, however, that “Income Producing Properties” shall not include the revenue resulting from intra or inter-entity leases between any Borrower and any of the Subject Parties.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)    net obligations of such Person under any Swap Contract (as calculated below);
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business to the extent not past due for more than one hundred twenty (120) days after the date on which such trade account payable was created, unless such trade account payable is being contested in good faith);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    the principal portion of capital leases, Synthetic Lease Obligations and all other Off-Balance Sheet Liabilities (as calculated below);
(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; provided, however, that such obligations shall not be considered Indebtedness hereunder to the extent such redemption may be completed through the issuance by such Person of its capital stock in exchange for the Equity Interests being redeemed and such Person has elected or may still elect to issue such capital stock rather than pay other consideration in connection with such redemption;
(h)    all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements; and

(i)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 10.04(b).
“Information” has the meaning specified in Section 10.07.
“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.
“Interest Expense” means, for any period, (a) all interest expense (including, without limitation, the interest component under capital leases and with respect to Off-Balance Sheet Liabilities) of the Consolidated Parties for such period, as determined in accordance with GAAP, plus (b) all interest expense (including the interest component under capital leases and with respect to Off-Balance Sheet Liabilities), as determined in accordance with GAAP, of each Unconsolidated Affiliate multiplied by the respective Unconsolidated Affiliate Interest in each such entity; provided that the Facility Fees paid by the Borrowers during any such period shall constitute a portion of the “Interest Expense” for purposes of this definition; provided, further, that any amount of capitalized or accrued interest on the Indebtedness of any Consolidated Party shall be included in the calculation of “Interest Expense,” whether or not such amounts constitute interest expense as determined in accordance with GAAP, but except to the extent such expenses are addressed in a related construction budget or the Borrowers maintain, as of a given calculation date, availability under this Agreement equal to or in excess of twenty-five percent (25%) of the Aggregate Revolving Credit Commitments.
“Interest Payment Date” means, (a) as to any Daily SOFR Rate Loan or Base Rate Loan, the first (1st) Business Day of each calendar month and the Maturity Date of the Facility under which such Loan was made; and (b) as to any Term SOFR Rate Loan, the last day of each Interest Period applicable to such Term SOFR Rate Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Term SOFR Rate Loan exceeds three months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates.
“Interest Period” means, as to each Term SOFR Rate Loan, the period commencing on the date such Term SOFR Rate Loan is disbursed or converted to or continued as a Term SOFR Rate Loan and ending on the date one (1), three (3) or six (6) months thereafter or such other period of time as the Administrative Agent and the Lenders may agree, as selected by the Principal Borrower in its Loan Notice (in the case of each requested Interest Period, subject to availability); provided that:
(i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)    no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.
“IP Rights” has the meaning specified in Section 5.17.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and any of the Borrowers (or any Subsidiary thereof) or in favor such L/C Issuer and relating to any such Letter of Credit.
“KPI Metrics Auditor” means any independent global provider of environmental, social, and governance reporting assurance services designated by the Principal Borrower from time to time and reasonably acceptable to the Sustainability Structuring Agent; provided that such KPI Metrics Auditor shall apply substantially the same auditing standards and methodology used in the initial Sustainability Metric delivered by the Principal Borrower.
“L/C Advance” means, with respect to each Revolving Credit Lender, such Revolving Credit Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.
“L/C Commitment” means, with respect to each L/C Issuer, the commitment of such L/C Issuer to issue Letters of Credit hereunder. The initial amount of each L/C Issuer’s Letter of Credit Commitment is set forth on Schedule 2.01B, or if an L/C Issuer has entered into an Assignment and Assumption or has otherwise assumed a Letter of Credit Commitment after the Closing Date, the amount set forth for such L/C Issuer as its Letter of Credit Commitment in the Register maintained by the Administrative Agent. The Letter of Credit Commitment of an L/C Issuer may be modified from time to time by agreement between such L/C Issuer and the Borrowers, and notified to the Administrative Agent.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuers” means each of Bank of America and Wells Fargo, in their capacity as issuer of Letters of Credit hereunder. Any L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “L/C Issuer” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant L/C Issuer with respect thereto.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lender” has the meaning specified in the introductory paragraph hereto.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.
“Letter of Credit Fee” has the meaning specified in Section 2.03(j).
“Letter of Credit Sublimit” means an amount equal to $20,000,000.00. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan” means an extension of credit by a Lender to the Borrowers under Article II in the form of a Revolving Credit Loan, a Term A-1 Loan or a Term A-2 Loan.
“Loan Documents” means this Agreement, each Note, each Issuer Document, the Guaranty, and any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.03 of this Agreement.
“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term SOFR Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Principal Borrower.
“Loan Parties” means, collectively, each of the Borrowers and each Guarantor.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities or financial condition of the Consolidated Parties, taken as a whole; (b) a material impairment of the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Material Subsidiary” means any Subsidiary to which more than ten percent (10%) of Total Asset Value or Net Income is attributable on an individual basis.

“Maturity Date” means: (a) with respect to the Revolving Credit Facility, (i) March 18, 2025, or (ii) to the extent an extension is granted pursuant to Section 2.14, September 18, 2025 or March 18, 2026, as applicable; (b) with respect to the Term A-1 Facility, May 24, 2026; and (c) with respect to the Term A-2 Facility, May 24, 2027; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA and that is subject to Title IV of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Negative Pledge” means a provision of any agreement (other than this Agreement or any other Loan Document) that prohibits the creation of any Lien on any assets of a Person; provided, however, that an agreement that establishes a maximum ratio of unsecured debt to unencumbered assets, or of secured debt to total assets, or that otherwise conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a “Negative Pledge” for purposes of this Agreement.
“Net Cash Proceeds” means the aggregate cash proceeds received by the Consolidated Parties in respect of any Equity Issuance, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees and sales commissions) and (b) taxes paid or payable as a result thereof; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by the Consolidated Parties in any Equity Issuance.
“Net Income” means, for any period, the sum of (a) net income (excluding extraordinary and non-recurring gains and losses, impairments, non-cash equity-based compensation charges, prepayment penalties, gains or losses on the sale of property and related tax effects thereto) after taxes for such period of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP, plus (b) without duplication, an amount equal to the line item “non-controlling interests,” as shown on the consolidated income statements of the Consolidated Parties, plus (c) without duplication, an amount equal to the aggregate of net income (excluding extraordinary and non-recurring gains and losses, impairments, non-cash equity-based compensation charges, prepayment penalties, gains or losses on the sale of property and related tax effects thereof) after taxes for such period, as determined in accordance with GAAP, of each Unconsolidated Affiliate multiplied by the respective Unconsolidated Affiliate Interest of each such entity.
“Net Operating Income” means, for any given period and with respect to any given Property or Properties, the amount equal to: (a) the sum of (i) gross revenues attributable to such Property or Properties for such period, less (ii) to the extent otherwise included in gross revenues, interest income; less (b) an amount equal to (i) operating expenses allocable to such Property or Properties (excluding any management fees accrued with respect to such Property or Properties), less (ii) to the extent included in the calculation of operating expenses, (A) total federal, state, local and foreign income, franchise, value added and similar taxes, (B) depreciation and amortization, and (C) Interest Expense.
“Non-Consenting Lender” has the meaning specified in Section 10.13.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b).
“Non-Guarantor Subsidiaries” means, as of any date of determination, a collective reference to:
(a)    those entities specified as “Non-Guarantor Subsidiaries” in the schedules to the Loan Documents;
(b)    Highwoods Services and each of its Subsidiaries;
(c)    any Subsidiary of any Loan Party (i) formed for or converted to (in accordance with the terms and conditions set forth herein) the specific purpose of holding title to assets which are collateral for Indebtedness owing by such Subsidiary and (ii) which is (or, immediately following its release as a Loan Party hereunder, shall be) expressly prohibited in writing from guaranteeing Indebtedness of any other Person pursuant to (A) a provision in any document, instrument or agreement evidencing such Indebtedness of such Subsidiary or (B) a provision of such Subsidiary’s Organization Documents, in each case, which provision was included in such Organization Document or such other document, instrument or agreement as an express condition to the extension of such Indebtedness required by the third party creditor providing the subject financing; provided that a Subsidiary meeting the above requirements shall only remain a “Non-Guarantor Subsidiary” for so long as (1) each of the above requirements are satisfied, (2) such Subsidiary does not guarantee any other Indebtedness and (3) the Indebtedness with respect to which the restrictions noted in clause (ii) are imposed remains outstanding;
(d)    any Subsidiary of any Loan Party (i) which becomes a Subsidiary of such Loan Party following the Closing Date, (ii) which is not a Wholly Owned Subsidiary of such Loan Party, and (iii) with respect to which such Loan Party does not have sufficient voting power (and is unable, after good faith efforts to do so, to cause any necessary non-Loan Party equity holders to agree) to cause such Subsidiary to execute the Guaranty pursuant to the terms of the Loan Documents or, notwithstanding such voting power, the interests of such non-Loan Party holders have material economic value in the reasonable judgment of the Principal Borrower that would be impaired by the execution of the Guaranty; and
(e)     any other Subsidiary of a Loan Party that is not a domestic Material Subsidiary.
“Non-Guarantor Subsidiary” means any one of such entities.
“Non-Income Producing Properties” means a collective reference to all Properties which do not qualify as “Income Producing Properties” (following application of subsection (c)(ii) and each other provision of the definition thereof and including, without limitation, Properties qualifying as Pre-Leased Development Properties, Acquired Properties, Speculative Land and Properties Under Development).
“Note” means a Term A-1 Note, a Term A-2 Note or a Revolving Credit Note, as the context may require.
“Notes Receivable” means, all promissory notes or other similar obligations to pay money, whether secured or unsecured, which are not over thirty (30) days past due in which any Person has an interest.
“Obligations” means (i) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, including interest and fees that accrue under the Loan Documents after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (ii) all debts, liabilities, obligations, covenants and duties of any Loan Party arising under any Swap Contract entered into in connection with the Loans by any Loan Party with respect to which a Lender or any Affiliate of a Lender is a party; provided that the “Obligations” shall exclude any Excluded Swap Obligations.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Off-Balance Sheet Liabilities” means, with respect to any Person as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP: (a) with respect to any asset securitization transaction (including any accounts receivable purchase facility) (i) the unrecovered investment of purchasers or transferees of assets so transferred and (ii) any other payment, recourse, repurchase, hold harmless, indemnity or similar obligation of such Person or any of its Subsidiaries in respect of assets transferred or payments made in respect thereof, other than limited recourse provisions that are customary for transactions of such type and that neither (x) have the effect of limiting the loss or credit risk of such purchasers or transferees with respect to payment or performance by the obligors of the assets so transferred nor (y) impair the characterization of the transaction as a true sale under applicable Laws (including Debtor Relief Laws); (b) the monetary obligations under any financing lease or so called “synthetic,” tax retention or off balance sheet lease transaction which, upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness; (c) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person and its Subsidiaries; or (d) any other monetary obligation arising with respect to any other transaction which (i) is characterized as indebtedness for tax purposes but not for accounting purposes in accordance with GAAP or (ii) is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries (for purposes of this clause (d), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 10.13).
“Outstanding Amount” means (a) with respect to Revolving Credit Loans, Term A-1 Loans or Term A-2 Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans, Term A-1 Loans and Term A-2 Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(e).

“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), other than a Multiemployer Plan, established or maintained by any Loan Party and, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, established or maintained by any Loan Party or any ERISA Affiliate.
“Plan Assets” means the assets of a Benefit Plan pursuant to the Plan Assets Regulation, 29 C.F.R. Section 2550.401c-1, pursuant to the principles set forth in John Hancock Mutual Life Insurance Company v. Harris Trust & Savings Bank, 114 S.Ct. 517 (1993), or otherwise.
“Plan Assets Regulation” means 29 C.F.R. Section 2510.3-101, et seq., as modified by Section 3(42) of ERISA.
“Platform” has the meaning specified in Section 6.02.
“Pre-Leased Development Properties” means a collective reference to all Properties Under Development that are, prior to the issuance of any certificate of occupancy (temporary or otherwise) related to the applicable improvements, at least fifty percent (50%) (or, for purposes of the applicable clause in the definition of “Total Asset Value” only, seventy-five percent (75%)) pre-leased to third parties that are not affiliated with the Borrowers or any Subject Party pursuant to valid and binding lease agreements under which (a) commencement of rental payment obligations are contingent only upon completion of the applicable improvements and other standard conditions; (b) the applicable lessee is not the subject of any then-continuing bankruptcy or insolvency proceedings; and (c) no defaults or events of default are, to the knowledge of the Borrowers, then-continuing.
“Pricing Certificate” means a certificate substantially in the form of Exhibit G, executed by a Responsible Officer of the Principal Borrower attaching (a) true and correct calculations of the Sustainability Metric for the immediately preceding Annual Period, including computations in reasonable detail in respect thereof, and (b) a review report of the KPI Metrics Auditor relating to such Sustainability Metric, confirming that the KPI Metrics Auditor is not aware of any material modifications that should be made to such computations in order for them to be presented in all material respects in conformity with the applicable reporting criteria.
“Principal Borrower” means Highwoods Properties, together with its successors and assigns.
“Pro Forma Compliance Certificate” means a certificate of an officer of the Principal Borrower delivered to the Administrative Agent in connection with a Disposition and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a pro forma basis, of the financial covenants set forth in Section 7.08.
“Properties” means, as of any date of determination, all interests in real property (direct or indirect), together with all improvements thereon, owned by any Subject Party; and “Property” means any one of them.

“Properties Under Development” means, as of any date of determination, all Properties, the primary purpose of which is to be leased in the ordinary course of business or to be sold upon completion and on which any Subject Party has commenced construction of a building or other improvements; provided that any such Property will no longer be considered a Property Under Development when, (a) such Property qualifies as an Income Producing Property or (b) prior to substantial completion of the construction work with respect to the property, such construction work has ceased for a period of thirty (30) days, in which case such Property shall be considered Speculative Land until such time as construction has resumed.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.02.
“Quarterly Subsidiary Joinder Statement” means a certificate, prepared on a quarterly basis by the Principal Borrower, setting forth a list of all Material Subsidiaries acquired or created during the immediately preceding fiscal quarter, together with a schedule of the assets owned by each such Material Subsidiary.
“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any L/C Issuer.
“Register” has the meaning specified in Section 10.06(c).
“Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Borrowers as prescribed by the Securities Laws.
“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Code.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolving Credit Loans, Term A-1 Loans or Term A-2 Loans, a Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.
“Required Lenders” means, as of any date of determination, Lenders holding in the aggregate at least fifty-one percent (51%) of the Total Credit Exposure of all Lenders (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding at least fifty-one percent (51%) of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Facility. The unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time; provided that, the amount of any participation in any Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by any Lender that is the applicable L/C Issuer in making such determination.
“Required Term A-1 Lenders” means, as of any date of determination, Term A-1 Lenders holding more than fifty-one percent (51%) of the Term A-1 Facility on such date. The portion of the Term A-1 Facility held by any Defaulting Lender shall be disregarded in determining Required Term A-1 Lenders at any time.
“Required Term A-2 Lenders” means, as of any date of determination, Term A-2 Lenders holding more than fifty-one percent (51%) of the Term A-2 Facility on such date. The portion of the Term A-2 Facility held by any Defaulting Lender shall be disregarded in determining Required Term A-2 Lenders at any time.
“Rescindable Amount” has the meaning specified in Section 2.11(b)(ii).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, chief operating officer, chief financial officer, general counsel or treasurer of a Loan Party, any other individual who may from time to time be authorized by the Board of Directors of the Principal Borrower to serve as a “Responsible Officer” for the purposes hereof and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of the Equity Interests of any Consolidated Party, now or hereafter outstanding (including any payment of dividends by the Principal Borrower necessary to retain its status as a REIT or to meet the distribution requirements of Section 857 of the Internal Revenue Code and any distributions by Highwoods Realty to the Principal Borrower necessary to allow the Principal Borrower to maintain its status as a REIT or to meet the distribution requirements of Section 857 of the Internal Revenue Code), (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of the Equity Interests of any Consolidated Party, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Equity Interests of any Consolidated Party, now or hereafter outstanding and (d) to the extent not otherwise accounted for in clauses (a) - (c) above, any payments, dividends or distributions of any type made by any Consolidated Party with respect to operating partnership units to the extent attributable to Highwoods Realty.
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Term SOFR Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(c).
“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrowers pursuant to Section 2.01(c) and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01A under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Revolving Credit Exposure” means, as to any Revolving Credit Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Revolving Credit Lender’s participation in L/C Obligations at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.
“Revolving Credit Lender” means (a) at any time prior to the last day of the Availability Period in respect of the Revolving Credit Facility, any Lender that has a Revolving Credit Commitment at such time and (b) at any time thereafter, any Lender that holds Revolving Credit Loans and/or has an obligation to purchase participations in L/C Obligations at such time.
“Revolving Credit Loan” has the meaning specified in Section 2.01(c).
“Revolving Credit Note” means a promissory note made by the Borrowers in favor of a Revolving Credit Lender evidencing Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form of Exhibit B-1.
“S&P” means S&P Global Ratings, a subsidiary of S&P Global, Inc., and any successor thereto.
“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.
“Sarbanes Oxley” means the Sarbanes Oxley Act of 2002.
“Scheduled Funded Debt Payments” means, for a given period, the sum of (a) all scheduled payments of principal on Funded Indebtedness for the Consolidated Parties on a consolidated basis for the applicable period ending on such date (including the principal component of payments due on capital leases during the applicable period), plus (b) an amount equal to the aggregate of all scheduled payments of principal on Funded Indebtedness for each Unconsolidated Affiliate for the applicable period (including the principal component of payments due on capital leases during the applicable period), multiplied by the respective Unconsolidated Affiliate Interest of each such entity, plus (c) the amount of the aggregate payments made by the Consolidated Parties during such period as a result of any guaranties of rental income levels (or shortfalls) or re tenanting costs (including tenant improvements, moving expenses, lease commissions and any other costs associated with procuring new tenants), plus (d) the amount of the aggregate payments made by any Unconsolidated Affiliate(s) during such period as a result of any guaranties of rental income levels (or shortfalls) or re tenanting costs (including tenant improvements, moving expenses, lease commissions and any other costs associated with procuring new tenants), multiplied by the respective Unconsolidated Affiliate Interest of each such entity; it being understood that Scheduled Funded Debt Payments shall not include any one-time “bullet”, “lump sum” or “balloon” payments due on the repayment date of Funded Indebtedness.
“Scheduled Unavailability Date” has the meaning specified in Section 3.03.
“Scope 1” means direct greenhouse gas emissions relating to natural gas, transport fuel and refrigerants (or other similar categories), substantially as defined in GRI Standard 305-1A, as disclosed in the Borrowers’ annual Sustainability Report.
“Scope 2” means indirect greenhouse gas emissions relating to purchased electricity and purchased chilled water refrigerants (or other similar categories), substantially as defined in GRI Standard 305-2A, as disclosed in the Borrowers’ annual Sustainability Report.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Debt” means, for any given calculation date, (a) the total aggregate principal amount of any Indebtedness (other than Indebtedness incurred hereunder) of the Consolidated Parties, on a consolidated basis, that is (i) secured in any manner by any Lien or (ii) entitled to the benefit of a Negative Pledge (other than under this

Agreement), plus (b) the total aggregate principal amount of any Indebtedness (other than Indebtedness incurred hereunder) of each Unconsolidated Affiliate that is (i) secured in any manner by any Lien or (ii) entitled to the benefit of a Negative Pledge (other than under this Agreement), multiplied by the Unconsolidated Affiliate Interest with respect to each such Unconsolidated Affiliate. Indebtedness in respect of obligations under any capitalized lease shall not be deemed to be “Secured Debt.”
“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.
“Significant Acquisition” means the acquisition of one or more real property assets or portfolios of such assets or operating businesses in a single transaction for a purchase price of not less than ten percent (10%) of Total Asset Value.
“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
“SOFR Adjustment” means 0.10% (10 basis points).
“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other person acting as the SOFR Administrator at such time.
“SOFR Loan” means either a Daily SOFR Rate Loan or a Term SOFR Rate Loan.
“Solvent” means, as to a Person, that (a) the aggregate fair market value of its assets exceeds its liabilities, (b) it is able to pay its liabilities in the ordinary course of business and (c) it does not have unreasonably small capital to conduct its businesses.
“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 6.15).
“Speculative Land” means, at any given time, all land owned by any Subject Party that has not been developed and is not currently being developed.
“Straight-Lining of Rents” means, with respect to any lease, the method by which rent received with respect to such lease is considered earned equally over the term of such lease despite the existence of (i) any free rent periods under such lease and (ii) any rent step up provisions under such lease.
“Subject Parties” means the Principal Borrower and each of its Subsidiaries and Affiliates.
“Subsidiary” means, as to any entity, a corporation, partnership, joint venture, limited liability company or other business entity (a) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person or (b) the financial statements of which are required, pursuant to GAAP, to be consolidated with such entity.
“Successor Rate” has the meaning specified in Section 3.03.
“Sustainability Metric” means the percentage change of the Borrowers’ combined Scope 1 and Scope 2 greenhouse gas emissions for a given Annual Period for Income Producing Properties for which the Borrowers, the

Guarantors, their Subsidiaries, or any one of them, is directly contracting for utilities, relative to the Sustainability Metric Baseline.
“Sustainability Metric Baseline” means the Borrowers’ combined Scope 1 and Scope 2 greenhouse gas emissions set forth in the Borrowers’ Sustainability Report for Income Producing Properties for which the Borrowers, the Guarantors, their Subsidiaries, or any one of them, is directly contracting for utilities, for the fiscal year ended December 31, 2019.
“Sustainability Metric Election Threshold” means, with respect to any fiscal year of the Borrowers listed in the first column of the table set forth below, the percentage change from the Sustainability Metric Baseline specified opposite such fiscal year in the table below:

Fiscal Year	Required Sustainability Metric Reduction
2021	-2.72%
2022	-4.08%
2023	-5.44%
2024	-6.80%
2025	-8.16%
2026	-9.52%

“Sustainability Report” means the annual non-financial disclosure substantially similar to the GRI Standards as publicly reported by the Borrowers and published on an Internet or intranet website to which each Lender and the Sustainability Structuring Agent has or has been granted access free of charge.
“Sustainability Structuring Agent” means BofA Securities, Inc., in its capacity as the sustainability structuring agent.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligations” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark to market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term A-1 Borrowing” means a borrowing consisting of simultaneous Term A-1 Loans of the same Type and, in the case of Term SOFR Rate Loans, having the same Interest Period, made by each of the Term A-1 Lenders pursuant to Section 2.01(a).
“Term A-1 Commitment” means, as to each Term A-1 Lender, its obligation to make Term A-1 Loans to Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term A-1 Lender’s name on Schedule 2.01A under the caption “Term A-1 Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term A-1 Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Term A-1 Commitments of all Term A-1 Lenders as of the First Amendment Date shall be $200,000,000.
“Term A-1 Facility” means (a) at any time prior to the last day of the Availability Period in respect of such Facility, the aggregate amount of the Term A-1 Commitments at such time, and (b) at any time thereafter, the Outstanding Amount of the Term A-1 Loans of all Term A-1 Lenders outstanding at such time.
“Term A-1 Lender” means (a) at any time prior to the last day of the Availability Period in respect of the Term A-1 Facility, any Lender that has a Term A-1 Commitment at such time and (b) at any time thereafter, any Lender that holds Term A-1 Loans at such time.
“Term A-1 Loan” means an advance made by any Term A-1 Lender under the Term A-1 Facility.
“Term A-1 Note” means a promissory note made by the Borrowers in favor of a Term A-1 Lender evidencing the Term A-1 Loans made by such Term A-1 Lender, substantially in the form of Exhibit B-2.
“Term A-2 Borrowing” means a borrowing consisting of simultaneous Term A-2 Loans of the same Type and, in the case of Term SOFR Rate Loans, having the same Interest Period, made by each of the Term A-2 Lenders pursuant to Section 2.01(b).
“Term A-2 Commitment” means, as to each Term A-2 Lender, its obligation to make Term A-2 Loans to Borrower pursuant to Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term A-2 Lender’s name on Schedule 2.01A under the caption “Term A-2 Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term A-2 Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Term A-2 Commitments of all Term A-2 Lenders as of the First Amendment Date shall be $150,000,000.

“Term A-2 Facility” means (a) at any time prior to the last day of the Availability Period in respect of such Facility, the aggregate amount of the Term A-2 Commitments at such time, and (b) at any time thereafter, the Outstanding Amount of the Term A-2 Loans of all Term A-2 Lenders outstanding at such time.
“Term A-2 Lender” means (a) at any time prior to the last day of the Availability Period in respect of the Term A-2 Facility, any Lender that has a Term A-2 Commitment at such time and (b) at any time thereafter, any Lender that holds Term A-2 Loans at such time.
“Term A-2 Loan” has the meaning specified in Section 2.01(b).
“Term A-2 Note” means a promissory note made by the Borrowers in favor of a Term A-2 Lender evidencing the Term A-2 Loans made by such Term A-2 Lender, substantially in the form of Exhibit B-3.
“Term SOFR” means:
(a)    for any Interest Period with respect to a Term SOFR Rate Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. Eastern Time on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;
provided that if the Term SOFR determined in accordance with either of the foregoing clauses (a) or (b) of this definition would otherwise be less than zero percent (0.0%), Term SOFR shall be deemed zero percent (0.0%) for purposes of this Agreement.
“Term SOFR Rate Loan” means a Loan made hereunder with respect to which the interest rate is calculated by reference to clause (a) of the definition of Term SOFR.
“Term SOFR Replacement Date” has the meaning specified in Section 3.03.
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Threshold Amount” means $35,000,000.00.
“TL/TA Ratio” means, as of any date of calculation, the ratio of (a) Total Liabilities to (b) Total Asset Value.
“Total Asset Value” means, as of any date of determination, the sum of, without duplication, (a) the aggregate Value of all Income Producing Properties; plus (b) the aggregate Value of all Non-Income Producing Properties; plus (c) cash and Cash Equivalents held by the Loan Parties, plus (d) the aggregate amount of notes receivable related to secured first mortgage or mezzanine financings pursuant to each of which the initial loan to cost ratio is not in excess of seventy-five percent (75.0%); provided that the amount of Total Asset Value attributable to (i) notes receivable shall be limited to five percent (5.0%) of Total Asset Value (with any such excess being excluded from the calculation of Total Asset Value), (ii) assets held by parties that are not Consolidated Parties shall be limited to twenty-five percent (25.0%) of Total Asset Value (with any such excess being excluded from the calculation of Total Asset Value), (iii) all Non-Income Producing Properties shall be limited to thirty percent (30.0%) of Total Asset Value (with any such excess being excluded from the calculation of Total Asset Value), with

(A) the amount of Total Asset Value attributable to the Value of Speculative Land limited to ten percent (10.0%) of Total Asset Value (with any such excess being excluded from the calculation of Total Asset Value), and (B) the amount of Total Asset Value attributable to the Value of Properties Under Development (including Pre-Leased Development Properties) limited to twenty percent (20.0%) of Total Asset Value (with any such excess being excluded from the calculation of Total Asset Value).
“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Total Outstandings of such Lender at such time.
“Total Liabilities” means, as of any date of determination, the sum of (a) total liabilities of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP, plus (b) an amount equal to the aggregate of total liabilities, as determined in accordance with GAAP, of each Unconsolidated Affiliate multiplied by the respective Unconsolidated Affiliate Interest of each such entity (except to the extent any Loan Party would be legally liable for a greater percentage of such liabilities, in which such larger percentage shall be used), plus (c) without duplication, the Indebtedness of the Consolidated Parties on a consolidated basis plus (d) without duplication, the aggregate Indebtedness of each Unconsolidated Affiliate multiplied by the respective Unconsolidated Affiliate Interest of each such entity (except to the extent any Loan Party would be legally liable for a greater percentage of such Indebtedness, in which case such larger percentage shall be used).
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans and L/C Obligations.
“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Term SOFR Rate Loan or a Daily SOFR Rate Loan.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unconsolidated Affiliate” means any corporation, partnership, association, joint venture or other entity in each case which is not a Consolidated Party and in which a Consolidated Party owns, directly or indirectly, any Equity Interest.
“Unconsolidated Affiliate Interest” means the percentage of the Equity Interests owned by a Consolidated Party in an Unconsolidated Affiliate accounted for pursuant to the equity method of accounting under GAAP.
“Unencumbered Asset Value” means the sum of, without duplication, (a) the Value of all Properties (other than Pre-Leased Development Properties) that are Unencumbered Assets, provided that, with respect to any Unencumbered Assets that are Wholly-Owned by a Subsidiary that is not a Wholly Owned Subsidiary, the Value of such Properties shall be limited to the pro rata interest (based on the percentage ownership of Equity Interests in the applicable Subsidiary owned by the Consolidated Parties) in such Properties; plus (b) the Value of all Pre-Leased Development Properties that are Unencumbered Assets, plus (c) the Value of unrestricted cash and Cash Equivalents held by the Loan Parties in excess of $20,000,000; provided, however, that (x) to the extent the Value of Pre-Leased Development Properties included in the amount calculated pursuant to clause (b) above, as determined on any calculation date, exceeds twenty percent (20.0%) of the total Unencumbered Asset Value, such Value of Pre-Leased Development Properties to be included in the calculation of Unencumbered Asset Value shall be automatically reduced to an amount which is equal to twenty percent (20.0%) of the total Unencumbered Asset Value (before taking into account the reduction in the total Unencumbered Asset Value resulting from such reduction), and (y) to the extent the Properties that are Wholly-Owned by a Subsidiary that is not a Wholly Owned Subsidiary included in the amount calculated pursuant to clause (a) above, as determined on any calculation date, exceeds fifteen percent (15.0%) of the total Unencumbered Asset Value, the Value of such Properties to be included in the calculation of Unencumbered Asset Value shall be automatically reduced to an amount which is equal to fifteen percent (15.0%) of the total Unencumbered Asset Value (before taking into account the reduction in the total Unencumbered Asset Value resulting from such reduction).
“Unencumbered Assets” means, as of any date of determination, all Properties that are not subject to any Liens or Negative Pledges and which are (a) Wholly-Owned by a Borrower or a Wholly Owned Subsidiary that is a Loan Party, or (b) Wholly-Owned by a Subsidiary that is a Loan Party but that is not a Wholly Owned Subsidiary (but at least ninety percent (90%) of whose Equity Interests are owned, directly or indirectly, by the Principal Borrower), and such Properties are controlled exclusively by such Subsidiary (including control over the ability to dispose of, grant Liens in, or otherwise encumber assets, and to incur, repay and prepay Indebtedness, provide guarantees and make restricted payments in respect thereof, in each case without any requirement for the consent of any other Person).
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(f).
“Unsecured Debt” means, for any given calculation date, the total aggregate principal amount of Indebtedness of the Consolidated Parties, on a consolidated basis, that is not Secured Debt (including all Indebtedness in respect of obligations under any capitalized leases); it being understood that Unsecured Debt shall not include principal amounts available to be drawn (but not drawn) under outstanding commitments.
“U.S. Borrower” means any Borrower that is a U.S. Person.
“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).
“Value” means:
(a)    with respect to any Income Producing Property, either (i) the Annualized Adjusted NOI allocable to such Property, divided by the Capitalization Rate or (ii) with respect to the calculation of the value of such Income Producing Property for purposes of the Total Asset Value calculation only and to the extent specifically requested by the Principal Borrower in writing with respect to such Income Producing Property on or prior to the applicable date of calculation, the appraised value of such Income Producing Property; provided that (y) such appraisal shall be in form and substance acceptable to the Administrative Agent in its discretion and that the “Value” of an Income Producing Property for purposes of determining Total Asset Value may not be determined by reference to its appraised value for a period in excess of one calendar year during the term of this Agreement and (z) to the extent that any such Income Producing Properties are owned by an Unconsolidated Affiliate, any appraised value used pursuant to subclause (ii) above shall be multiplied by the applicable Unconsolidated Affiliate Interest with respect thereto; and

(b)    with respect to any Pre-Leased Development Property, the undepreciated book value of such Property or assets (as determined in accordance with GAAP); provided that to the extent that any such Pre-Leased Development Properties are owned by an Unconsolidated Affiliate, such value shall be multiplied by the applicable Unconsolidated Affiliate Interest with respect thereto; and
(c)    with respect to any other Non-Income Producing Property (including, without limitation, Properties qualifying as Acquired Properties, Speculative Land and Properties Under Development) or other assets held by any Person which do not qualify as Income Producing Properties:
(i)    for all calculations other than those related to Unencumbered Asset Value, the undepreciated book value of such Property or assets (as determined in accordance with GAAP);
(ii)    for all calculations related to Unencumbered Asset Value (other than with respect to Acquired Properties), the Annualized Adjusted NOI allocable to such Property, divided by the Capitalization Rate; and
(iii)    for Unencumbered Asset Value, the undepreciated book value of Acquired Properties;
provided, in each case, that to the extent that any such Non-Income Producing Properties are owned by an Unconsolidated Affiliate, such value shall be multiplied by the applicable Unconsolidated Affiliate Interest with respect thereto.
“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.
“Wells Fargo” means Wells Fargo Bank, National Association and its successors.
“Wholly-Owned” means, with respect to the ownership by any Person of any Property, that one hundred percent (100%) of the ownership of such Property is held, directly or indirectly, by such Person.
“Wholly Owned Subsidiary” means, (a) with respect to Highwoods Realty, any direct or indirect Subsidiary of Highwoods Realty one hundred percent (100%) of whose Equity Interests are owned by (i) Highwoods Realty, (ii) Highwoods Realty and Highwoods Properties, or (iii) Highwoods Realty and one or more of Highwoods Properties or another Wholly Owned Subsidiary of Highwoods Realty, (b) with respect to Highwoods Properties, (i) Highwoods Realty, (ii) any Wholly Owned Subsidiary of Highwoods Realty, or (iii) any direct or indirect Subsidiary of Highwoods Properties one hundred percent (100%) of whose Equity Interests are owned by Highwoods Properties or by one or more of Highwoods Realty and a Wholly Owned Subsidiary of Highwoods Realty, and (c) with respect to Highwoods Services, any direct or indirect Subsidiary of Highwoods Services one hundred percent (100%) of whose Equity Interests are owned by (i) Highwoods Services, or (ii) Highwoods Services and one or more of Highwoods Properties, Highwoods Realty, or another Wholly Owned Subsidiary of Highwoods Realty.
“Withholding Agent” means any Loan Party and the Administrative Agent.
“Write-down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.02Other Interpretive Provisions.
With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03Accounting Terms.
(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrowers and their respective Subsidiaries shall be deemed to be carried at one hundred percent (100%) of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. Notwithstanding anything to the contrary contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made in a manner such that any obligations relating to a lease that was accounted for by such Person as an operating lease as of the date of the Existing Revolving Credit Agreement and any similar lease entered into after the date of the Existing Revolving Credit Agreement by such Person shall be accounted for as obligations relating to an operating lease and not as capital lease.
(b)Changes in GAAP. The parties hereto acknowledge and agree that if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and the

Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein.
(c)Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Principal Borrower and its Subsidiaries or to the determination of any amount for the Principal Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Principal Borrower is required to consolidate pursuant to FASB Interpretation No. 46 - Consolidation of Variable Interest Entities: an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Subsidiary as defined herein.
(d)Treatment of Equity Interests Subject to Redemption Notices. Notwithstanding anything contained herein to the contrary or anything set forth in GAAP to the contrary, all Equity Interests constituting preferred stock of Highwoods Properties that is the subject of an outstanding redemption notice from Highwoods Properties shall, for purposes of the Section 7.08 financial covenant calculations required to be performed herein and any other determination of the liabilities or the Indebtedness of Highwoods Properties (regardless of whether liabilities or Indebtedness of any other Persons are included in such calculation) shall be treated as equity rather than as a liability for purposes of this Agreement; provided that such treatment shall be given subject to the following terms and conditions: (i) the treatment of any given share of Highwoods Properties’ preferred stock as equity during any redemption notification period shall not exceed a period of sixty (60) days during the term of this Agreement (provided that the status of such share shall, following any such sixty (60) day period, be subject to interpretation under GAAP) and (ii) the treatment of any given share of Highwoods Properties’ preferred stock as equity when such share would otherwise be treated as a liability pursuant to GAAP shall be effective only with respect to shares of preferred stock that are subject to the giving of mandatory redemption notices.
(e)Joint Ventures. Except to the extent otherwise set forth herein, if any Borrower, any Loan Party or any of their respective subsidiaries enters into a joint venture agreement or similar arrangement, for purposes of calculating the financial covenants set forth in Section 7.08, any such investment will be treated on a pro rata basis and the Borrowers will be credited with their pro rata share of the income and investment and will be charged with its pro rata share of the expenses and liabilities, including Indebtedness and debt service. If however, any Indebtedness of a joint venture of any type is recourse to any Borrower or any other Loan Party, then the greater of the Borrowers’ pro rata portion of the debt or the portion of the debt which is recourse to the Borrowers or such Loan Party shall be used in calculating the financial covenants set forth in Section 7.08.
1.04Rounding.
Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).
1.05Times of Day; Rates.
Unless otherwise specified, all references herein to times of day shall be references to Eastern Time (daylight or standard, as applicable). The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
1.06Letter of Credit Amounts.
Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.07Calculation of Values.
To the extent any calculation of the value of any Property contained herein is based on the appraised value of such Property, the Administrative Agent shall have the right, in its reasonable discretion (or at the request of the Required Lenders) to obtain, in addition to any appraisals obtained on or prior to the date hereof, additional appraisals with respect to each such Property not more than once every twelve (12) calendar months after the date hereof, and such cost of such additional appraisals shall be paid by the Borrowers to the Administrative Agent within five (5) Business Days after written demand pursuant to Section 10.04 hereof.
1.08Joint and Several Liability of the Borrowers.
(a)Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.
(b)Each of the Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Obligations arising under this Agreement and the other Loan Documents, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.
(c)If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the obligations hereunder as and when due or to perform any of such obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such obligation.
(d)The obligations of each Borrower under the provisions of this Section 1.08 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.
(e)Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of occurrence of any Default or Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Agreement), or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent and/or Lenders under or in respect of any of the Obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent and/or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Administrative Agent and/or Lenders in respect of any of the Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or any failure to act on the part of the Administrative Agent and/or Lenders, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable Laws or regulations thereunder which might, but for the provisions of this Section 1.08, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 1.08, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Borrower under this Section 1.08 shall not be discharged except by performance and then only to the extent of such performance. The obligations of each Borrower under this Section 1.08 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any reconstruction or similar proceeding with respect to any Borrower, the Administrative Agent or any Lender. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower, the Administrative Agent or any Lender.
(f)The provisions of this Section 1.08 are made for the benefit of the Administrative Agent and the Lenders and their respective successors and assigns, and may be enforced by any such Person from time to time against any of the Borrowers as often as occasion therefor may arise and without requirement on the part of any Lender first to marshal any of its claims or to exercise any of its rights against any of the other Borrowers or to exhaust any remedies available to it against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy. Without limiting the generality of the foregoing, each Borrower hereby specifically waives the benefits of N.C. Gen. Stat. §§26-7 through 26-9, inclusive, to the extent applicable. The provisions of this Section 1.08 shall remain in effect until all the Obligations hereunder shall have been Fully Satisfied.
(g)Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, the obligations of each Borrower hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.
1.09Appointment of Principal Borrower as Agent for Borrowers.
Each of the Borrowers hereby appoints the Principal Borrower to act as its exclusive agent for all purposes under this Agreement and the other Loan Documents (including, without limitation, with respect to all matters related to the borrowing, repayment and administration of Credit Extensions as described in Articles II and III hereof). Each of the Borrowers acknowledges and agrees that (a) the Principal Borrower may execute such documents on behalf of all the Borrowers as the Principal Borrower deems appropriate in its sole discretion and each Borrower shall be bound by and obligated by all of the terms of any such document executed by the Principal Borrower on its behalf, (b) any notice or other communication delivered by the Administrative Agent or any Lender hereunder to the Principal Borrower shall be deemed to have been delivered to each of the Borrowers and (c) the Administrative Agent and each of the Lenders shall accept (and shall be permitted to rely on) any document or agreement executed by the Principal Borrower on behalf of the Borrowers (or any of them). The Borrowers must act through the Principal Borrower for all purposes under this Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, to the extent any provision in this Agreement requires any Borrower to interact in any manner with the Administrative Agent or the Lenders, such Borrower shall do so through the Principal Borrower.

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
2.01The Loans.
(a)The Term A-1 Loans. Subject to the terms and conditions set forth herein, each Term A-1 Lender severally agrees to make a single loan to the Borrowers on the First Amendment Effective Date in an amount not to exceed such Term A-1 Lender’s Term A-1 Commitment. The Term A-1 Borrowings shall consist of Term A-1 Loans made simultaneously by the Term A-1 Lenders in accordance with their respective Applicable Percentage of the Term A-1 Facility. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term A-1 Loans may be either Term SOFR Rate Loans or Daily SOFR Rate Loans, as further provided herein.
(b)The Term A-2 Loans. Subject to the terms and conditions set forth herein, each Term A-2 Lender severally agrees to make loans in Dollars (each such loan, a “Term A-2 Loan”) to the Borrowers in a single advance on a Business Day during the Availability Period in respect to the Term A-2 Facility in an amount not to exceed such Term A-2 Lender’s Term A-2 Commitment. The Term A-2 Borrowings shall consist of Term A-2 Loans made simultaneously by the Term A-2 Lenders in accordance with their respective Applicable Percentage of the Term A-2 Facility. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed. Term A-2 Loans may be either Term SOFR Rate Loans or Daily SOFR Rate Loans, as further provided herein.
(c)The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans in Dollars (each such loan, a “Revolving Credit Loan”) to the Borrowers from time to time, on any Business Day during the Availability Period in respect to the Revolving Credit Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, and (ii) the Revolving Credit Exposure shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(c), prepay under Section 2.04, and reborrow under this Section 2.01(c). Revolving Credit Loans may be either Term SOFR Rate Loans or Daily SOFR Rate Loans, as further provided herein.
2.02Borrowings, Conversions and Continuations of Loans.
(a)Each Borrowing, each conversion of Revolving Credit Loans, Term A-1 Loans or Term A-2 Loans from one Type to the other, and each continuation of Loans shall be made upon the Borrowers’ irrevocable notice to the Administrative Agent (which notice shall be delivered by the Principal Borrower), which may be given by (x) telephone or (y) a Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to Administrative Agent of a Loan Notice. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. Central time (i) on the date of the request for any Borrowing of Daily SOFR Rate Loans and (ii) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Rate Loans or conversion of Term SOFR Rate Loans to Daily SOFR Rate Loans. Each Borrowing of, conversion to or continuation of Loans shall be in the principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof. Unless otherwise specified herein, each Borrowing of or conversion from Term SOFR Rate Loans may not be made other than at the end of the corresponding Interest Period. Each Loan Notice shall specify (i) whether the Borrowers are requesting a Revolving Credit Borrowing, a Term A-1 Borrowing, a Term A-2 Borrowing, a conversion of Revolving Credit Loans, Term A-1 Loans or Term A-2 Loans from one Type to the other, or a continuation of either Term SOFR Rate Loans or Daily SOFR Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Revolving Credit Loans, Term A-1 Loans or Term A-2 Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrowers fail to specify a Type of Loan or Term SOFR in a Loan Notice or if the Borrowers fail to give a timely notice requesting a conversion or continuation of Term SOFR Rate Loans, then the applicable Loans shall be made as, or converted to, a Daily SOFR Rate Loans. Any such automatic conversion to Daily SOFR Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Loans. If the Borrowers request a Term SOFR Rate Loan, or a conversion to or continuation of Term SOFR Rate Loans in any such Loan Notice, but fail to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
(b)Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the applicable Facility of the applicable Revolving Credit Loan, Term A-1 Loans or Term A-2 Loans, and if no timely notice of a conversion or continuation is provided by the Borrowers, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Daily SOFR Rate Loans described in the preceding subsection. In the case of a Revolving Credit Borrowing, a Term A-1 Borrowing or a Term A-2 Borrowing,, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account of the applicable Borrower(s) on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrowers; provided, however, that if, on the date the Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrowers, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrowers as provided above.
(c)Except as otherwise provided herein, a Term SOFR Rate Loan may be continued only on the last day of an Interest Period for such Term SOFR Rate Loan.
(d)The Administrative Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Interest Period for Daily SOFR Rate Loans upon determination of same. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrowers and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the public announcement of such change.
(e)Without limitation of any other conditions herein, a Borrowing or continuation of or conversion to Term SOFR Rate Loans shall not be permitted if:
(i)an Event of Default or a Default has occurred and is continuing and has not been waived by the Required Lenders or all Lenders, as applicable;
(ii)after giving effect to the requested Borrowing or continuation of or conversion to Term SOFR Rate Loans under the applicable Facility, the sum of all Borrowings under such Facility would exceed the Commitments under the applicable Facility;
(iii)after giving effect to (i) all Term A-1 Borrowings, all conversions of Term A-1 Loans from one Type to the other, and all continuations of Term A-1 Loans as the same Type, (ii) all Term A-2 Borrowings, all conversions of Term A-2 Loans from one Type to the other, and all continuations of Term A-2 Loans as the same Type and (ii) all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect with respect to the Revolving Credit Facility, Term A-1 Facility and the Term A-2 Facility;
(iv)the amount of Term SOFR Rate Loans requested in the request for Borrowing or continuation of or conversion to Term SOFR Rate Loans is not in a principal amount of at least $2,000,000 or a whole multiple of $1,000,000 in excess thereof;
(v)the requested interest period does not conform to the definition of Interest Period herein; or

(vi)any of the circumstances referred to in Section 3.03 hereof shall apply with respect to the requested Borrowing or continuation of or conversion to Term SOFR Rate Loans.
(f)Borrower may not request an advance of, or conversion to, Base Rate Loans unless Daily Simple SOFR Loans and Term SOFR Rate Loans are unavailable, as further provided herein.
(g)Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrowers, Administrative Agent, and such Lender.
(h)With respect to Daily Simple SOFR and Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to Borrower and the Lenders reasonably promptly after such amendment becomes effective.
2.03Letters of Credit.
(a)General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrowers may request any L/C Issuer, in reliance on the agreements of the Lenders set forth in this Section 2.03, to issue, at any time and from time to time during the Availability Period, Letters of Credit denominated in Dollars for their own account or the account of any of their Subsidiaries in such form as is acceptable to the Administrative Agent and such L/C Issuer in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Commitments.
(b)Notice of Issuance, Amendment, Extension, Reinstatement or Renewal. To request the issuance of a Letter of Credit (or the amendment of the terms and conditions, extension of the terms and conditions, extension of the expiration date, or reinstatement of amounts paid, or renewal of an outstanding Letter of Credit), the Principal Borrower shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable L/C Issuer) to an L/C Issuer selected by it and to the Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, extended, reinstated or renewed, and specifying the date of issuance, amendment, extension, reinstatement or renewal (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with clause (d) of this Section 2.03), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the purpose and nature of the requested Letter of Credit and such other information as shall be necessary to prepare, amend, extend, reinstate or renew such Letter of Credit. If requested by the applicable L/C Issuer, the Principal Borrower also shall submit a letter of credit application and reimbursement agreement on such L/C Issuer’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application and reimbursement agreement or other agreement submitted by any Borrower to, or entered into by any Borrower with, an L/C Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
If any Borrower so requests in any applicable Letter of Credit Application (or the amendment of an outstanding Letter of Credit), the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit shall permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon by the applicable Borrower and the applicable L/C Issuer at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the applicable Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiration date not later than the date permitted pursuant to Section 2.03(d); provided that such L/C Issuer shall not (i) permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its extended form under the terms hereof (except that the expiration date may be extended to a date that is no more than one year from the then-current expiration date) or (B) it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from the Administrative Agent that the Required Lenders have elected not to permit such extension or (ii) be obligated to permit such extension if it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from the Administrative Agent, any Lender or the applicable Borrower that one or more of the applicable conditions set forth in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.
(c)Limitations on Amounts, Issuance and Amendment. A Letter of Credit shall be issued, amended, extended, reinstated or renewed only if (and upon issuance, amendment, extension, reinstatement or renewal of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, reinstatement or renewal (i) the aggregate amount of the outstanding Letters of Credit issued by any L/C Issuer shall not exceed its L/C Commitment, (ii) the aggregate L/C Obligations shall not exceed the L/C Sublimit, (iii) the Revolving Credit Exposure of any Lender shall not exceed its Revolving Credit Commitment and (iv) the Total Revolving Credit Outstandings shall not exceed the Aggregate Revolving Credit Commitments.
(i)No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;
(B)the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;
(C)except as otherwise agreed by the Administrative Agent and such L/C Issuer, the Letter of Credit is in an initial stated amount less than $500,000;
(D)any Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the applicable Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(E)the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.
(ii)No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(d)Expiration Date. Each Letter of Credit shall have a stated expiration date no later than the earlier of (i) the date twelve (12) months after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, twelve (12) months after the then current expiration date of such Letter of Credit) and (ii) the date that is five (5) Business Days prior to the Maturity Date with respect to the Revolving Credit Facility.
(e)Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the expiration date thereof), and without any further action on the part of the applicable L/C Issuer or the Lenders, such L/C Issuer hereby grants to each Lender, and each Lender hereby acquires from such L/C Issuer, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this clause (e) in respect of Letters of Credit is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, extension, reinstatement or renewal of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Aggregate Revolving Credit Commitments.
In consideration and in furtherance of the foregoing, each Lender hereby absolutely, unconditionally and irrevocably agrees to pay to the Administrative Agent, for the account of the applicable L/C Issuer, such Lender’s Applicable Percentage of each L/C Disbursement made by an L/C Issuer not later than 1:00 p.m. on the Business Day specified in the notice provided by the Administrative Agent to the Lenders pursuant to Section 2.03(f) until such L/C Disbursement is reimbursed by the applicable Borrower or at any time after any reimbursement payment is required to be refunded to the applicable Borrower for any reason, including after the Maturity Date with respect to the Revolving Credit Facility. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.02 with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable L/C Issuer the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to Section 2.03(f), the Administrative Agent shall distribute such payment to the applicable L/C Issuer or, to the extent that the Lenders have made payments pursuant to this clause (e) to reimburse such L/C Issuer, then to such Lenders and such L/C Issuer as their interests may appear. Any payment made by a Lender pursuant to this clause (e) to reimburse an L/C Issuer for any L/C Disbursement shall not constitute a Loan and shall not relieve any Borrower of its obligation to reimburse such L/C Disbursement.
Each Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time such Lender’s Revolving Credit Commitment is amended pursuant to the operation of Section 2.14 or 2.15, as a result of an assignment in accordance with Section 10.06 or otherwise pursuant to this Agreement.
If any Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(e), then, without limiting the other provisions of this Agreement, the applicable L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the applicable L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of any L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(f)Reimbursement. If an L/C Issuer shall make any L/C Disbursement in respect of a Letter of Credit, the Principal Borrower shall reimburse such L/C Issuer in respect of such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 12:00 noon on (i) the Business Day that the Principal Borrower receives notice of such L/C Disbursement, if such notice is received prior to 10:00 a.m. or (ii) the Business Day immediately following the day that the Principal Borrower receives such notice, if such notice is not received prior to such time, provided that, if such L/C Disbursement is not less than $1,000,000, the Principal Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 that such payment be financed with a Borrowing of Daily SOFR Rate Loans in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting Borrowing of Daily SOFR Rate Loans. If any Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable L/C Disbursement, the payment then due from such Borrower in respect thereof (the “Unreimbursed Amount”) and such Lender’s Applicable Percentage thereof. In such event, any Borrower shall be deemed to have requested a Borrowing of Daily SOFR Rate Loans to be disbursed on the date of payment by the applicable L/C Issuer under a Letter of Credit in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Daily SOFR Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by any L/C Issuer or the Administrative Agent pursuant to this Section 2.03(f) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(g)Obligations Absolute. The Borrowers’ obligation to reimburse L/C Disbursements as provided in clause (f) of this Section 2.03 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:
(i)any lack of validity or enforceability of this Agreement, any other Loan Document or any Letter of Credit, or any term or provision herein or therein;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that any Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement in such draft or other document being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)waiver by any L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of any Borrower or any waiver by such L/C Issuer which does not in fact materially prejudice such Borrower;
(v)honor of a demand for payment presented electronically even if such Letter of Credit required that demand be in the form of a draft;
(vi)any payment made by any L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC or the ISP or, as applicable;
(vii)payment by the applicable L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit; or any payment made by any L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
(viii)any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.03, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower’s obligations hereunder.
Each Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, such Borrower will immediately notify the applicable L/C Issuer. Each Borrower shall be conclusively deemed to have waived any such claim against each L/C Issuer and its correspondents unless such notice is given as aforesaid.
None of the Administrative Agent, the Lenders, any L/C Issuer, or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the applicable L/C Issuer or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the applicable L/C Issuer; provided that the foregoing shall not be construed to excuse an L/C Issuer from liability to any Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by such Borrower to the extent permitted by applicable Law) suffered by such Borrower that are caused by such L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an L/C Issuer (as finally determined by a court of competent jurisdiction), an L/C Issuer shall be deemed to have exercised care in each such determination, and that:
(i)an L/C Issuer may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation;
(ii)an L/C Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non-documentary condition in such Letter of Credit;
(iii)an L/C Issuer shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in substantial compliance with the terms of such Letter of Credit; and
(iv)this sentence shall establish the standard of care to be exercised by an L/C Issuer when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable Law, any standard of care inconsistent with the foregoing).

Without limiting the foregoing, none of the Administrative Agent, the Lenders, any L/C Issuer, or any of their Related Parties shall have any liability or responsibility by reason of (i) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (ii) an L/C Issuer declining to take-up documents and make payment (A) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor or (B) following any Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents or (iii) an L/C Issuer retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to such L/C Issuer.
(h)Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by the applicable L/C Issuer and the applicable Borrower when a Letter of Credit is issued by it (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing and except as otherwise provided in this Agreement, no L/C Issuer shall be responsible to any Borrower for, and no L/C Issuer’s rights and remedies against any Borrower shall be impaired by, any action or inaction of any L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where any L/C Issuer or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(i)Benefits and Immunities. Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.
(j)Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance, subject to Section 2.16, with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first (1st) Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date with respect to the Revolving Credit Facility and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(k)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrowers shall pay directly to each L/C Issuer for its own account a fronting fee and other fees and charges for each Letter of Credit as mutually agreed to in writing by the Borrowers and each L/C Issuer.
(l)Disbursement Procedures. The L/C Issuer for any Letter of Credit shall, within the time allowed by applicable Laws or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such L/C Issuer shall promptly after such examination notify the Administrative Agent and the Principal Borrower in writing of such demand for payment if such L/C Issuer has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve any Borrower of its obligation to reimburse such L/C Issuer and the Lenders with respect to any such L/C Disbursement.

(m)Interim Interest. If the L/C Issuer for any Letter of Credit shall make any L/C Disbursement, then, unless the Borrowers shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrowers reimburse such L/C Disbursement, at the rate per annum then applicable to Daily SOFR Rate Loans; provided that if any Borrower fails to reimburse such L/C Disbursement when due pursuant to clause (f) of this Section 2.03, then Section 2.08(c) shall apply. Interest accrued pursuant to this clause (m) shall be for account of such L/C Issuer, except that interest accrued on and after the date of payment by any Lender pursuant to clause (f) of this Section 2.03 to reimburse such L/C Issuer shall be for account of such Lender to the extent of such payment.
(n)Replacement of any L/C Issuer. Any L/C Issuer may be replaced at any time by written agreement between the Borrowers, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the Lenders of any such replacement of an L/C Issuer. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced L/C Issuer pursuant to Section 2.03(j). From and after the effective date of any such replacement, (i) the successor L/C Issuer shall have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to include such successor or any previous L/C Issuer, or such successor and all previous L/C Issuer, as the context shall require. After the replacement of an L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(o)Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Principal Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with L/C Obligations representing at least 66-2/3% of the total L/C Obligations) demanding the deposit of cash collateral pursuant to this clause (o), the Borrowers shall immediately deposit into an account established and maintained on the books and records of the Administrative Agent (the “Collateral Account”) an amount in cash equal to 100% of the total L/C Obligations as of such date plus any accrued and unpaid interest thereon; provided, the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrowers described in clause (f) of Section 8.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. In addition, and without limiting the foregoing or clause (d) of this Section 2.03, if any L/C Obligations remain outstanding after the expiration date specified in said clause (d), the Borrowers shall immediately deposit into the Collateral Account an amount in cash equal to 100% of such L/C Obligations as of such date plus any accrued and unpaid interest thereon.
The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at each Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Collateral Account. Moneys in the Collateral Account shall be applied by the Administrative Agent to reimburse each L/C Issuer for L/C Disbursements for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the L/C Obligations at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with L/C Obligations representing 66-2/3% of the total L/C Obligations), be applied to satisfy other obligations of the Borrowers under this Agreement. If any Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three (3) Business Days after all Events of Default have been cured or waived.
(p)Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrowers shall be obligated to reimburse, indemnify and compensate the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit as if such Letter of Credit had been issued solely for the account of the Borrowers. Each Borrower irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of such Borrower, and that each Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
(q)Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control
2.04Prepayments.
(a)The Borrowers may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Credit Loans, Term A-1 Loans or Term A-2 Loans in whole or in part without premium or penalty; provided that (i) such notice must be in a form acceptable to Administrative Agent and be received by the Administrative Agent not later than 11:00 a.m. (A) two (2) Business Days (or such lesser number of days as may be agreed to by the Administrative Agent) prior to any date of prepayment of Term SOFR Rate Loans and (B) on the date of prepayment of Daily SOFR Rate Loans or Base Rate Loans; (ii) any prepayment of Term SOFR Rate Loans or Daily SOFR Rate Loans shall be in the principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in the principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid, and, if Term SOFR Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility) of such prepayment. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein (which date may be conditioned upon the effectiveness of other credit facilities or other transactions specified therein). Any prepayment of a Loan shall be accompanied by all accrued interest on the amount prepaid, together with, in the case of any Term SOFR Rate Loans, any additional amounts required pursuant to Section 3.05. Subject to Section 2.16, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages in respect of the relevant Facility.
(b)If, for any reason and at any time, (i) the Total Revolving Credit Outstandings exceed the Revolving Credit Facility at such time or (ii) the Outstanding Amount of L/C Obligations exceeds the Letter of Credit Sublimit at such time, the Borrowers shall immediately prepay the Revolving Credit Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations, as applicable, in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.04(b), unless, after the prepayment in full of the Revolving Credit Loans, the Total Revolving Credit Outstandings exceed the Revolving Credit Facility at such time.
2.05Termination or Reduction of Commitments.
(a)Optional. The Borrowers may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility or the Letter of Credit Sublimit, or from time to time permanently reduce the Revolving Credit Facility or the Letter of Credit Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three (3) Business Days (or such lesser number of days as may be agreed to by the Administrative Agent) prior to the date of termination or reduction (which such notice may be conditioned upon the effectiveness of other credit facilities or other transactions specified therein), (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrowers shall not terminate or reduce the (A) Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility or (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit.

(b)Mandatory. (i) The aggregate Term A-1 Commitments shall be automatically and permanently reduced to zero on the First Amendment Effective Date, (ii) the aggregate Term A-2 Commitments shall be automatically and permanently reduced to zero on the earlier of the last day of the Availability Period in respect of the Term A-2 Facility or the date of the initial Borrowing of Term A-1 Loans pursuant to Section 2.01(b) and (ii) if, after giving effect to any reduction of the Revolving Credit Commitments or the Letter of Credit Sublimit exceeds the amount of the Revolving Credit Facility, such Sublimit shall be automatically reduced by the amount of such excess.
(c)Application of Commitment Reductions; Payment of Fees. Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit or the Revolving Credit Commitments under this Section 2.05. Upon any reduction of the Revolving Credit Facility, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Revolving Credit Lender’s Applicable Revolving Credit Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.
(d)Effect on Fees. Any termination or reduction of any Revolving Credit Commitments under this Section 2.05 shall terminate or proportionately reduce the fees in respect of the Revolving Credit Facility accruing after the effective date of such termination or reduction including those under Section 2.08.
2.06Repayment of Loans.
(a)The Borrowers shall repay to the Revolving Credit Lenders on the Maturity Date with respect to the Revolving Credit Facility the aggregate principal amount of Revolving Credit Loans outstanding on such date in accordance with Section 2.13 hereof.
(b)The Borrowers shall repay to the Term A-1 Lenders on the Maturity Date with respect to the Term A-1 Facility the aggregate principal amount of all Term A-1 Loans outstanding on such date in accordance with Section 2.13 hereof.
(c)The Borrowers shall repay to the Term A-2 Lenders on the Maturity Date with respect to the Term A-2 Facility the aggregate principal amount of all Term A-2 Loans outstanding on such date in accordance with Section 2.13 hereof.
2.07Interest.
(a)Revolving Credit Facility. Subject to the provisions of subsection (d) below: (i) each Daily SOFR Rate Loan under the Revolving Credit Facility shall bear interest on the outstanding principal amount thereof at a rate per annum equal to Daily Simple SOFR plus the Applicable Rate for SOFR Loans for the Revolving Credit Facility; (ii) each Term SOFR Rate Loan under the Revolving Credit Facility for an Interest Period shall bear interest on the outstanding principal amount thereof at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate for the Revolving Credit Facility; and (iii) each Base Rate Loan under the Revolving Credit Facility shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate for such Interest Period plus the Applicable Rate for Base Rate Loans for the Revolving Credit Facility.
(b)Term A-1 Facility. Subject to the provisions of subsection (d) below: (i) each Daily SOFR Rate Loan under the Term A-1 Facility shall bear interest on the outstanding principal amount thereof at a rate per annum equal to Daily Simple SOFR plus the Applicable Rate for SOFR Loans for the Term A-1 Facility; (ii) each Term SOFR Rate Loan under the Term A-1 Facility for an Interest Period shall bear interest on the outstanding principal amount thereof at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate for SOFR Loans for the Term A-1 Facility; and (iii) each Base Rate Loan under the Term A-1 Facility shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate for such Interest Period plus the Applicable Rate for Base Rate Loans for the Term A-1 Facility.

(c)Term A-2 Facility. Subject to the provisions of subsection (d) below: (i) each Daily SOFR Rate Loan under the Term A-2 Facility shall bear interest on the outstanding principal amount thereof at a rate per annum equal to Daily Simple SOFR plus the Applicable Rate for SOFR Loans for the Term A-2 Facility; (ii) each Term SOFR Rate Loan under the Term A-2 Facility for an Interest Period shall bear interest on the outstanding principal amount thereof at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate for SOFR Loans for the Term A-2 Facility; and (iii) each Base Rate Loan under the Term A-2 Facility shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate for such Interest Period plus the Applicable Rate for Base Rate Loans for the Term A-2 Facility.
(d)Default Interest.
(i)If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)If any amount (other than principal of any Loan) payable by the Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)The Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws if (A) any Event of Default under Section 8.01(a) exists and (B) upon the request of the Required Lenders, while any Event of Default (other than an Event of Default under Section 8.01(a)) exists.
(iv)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(e)Payment. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.08Fees.
In addition to certain fees described in subsections (j) and (k) of Section 2.03:
(a)Facility Fee. For each day prior to the termination of this Agreement and the payment in full of the Total Revolving Credit Outstandings, the Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Lender (other than Defaulting Lenders to the extent set forth in Section 2.16(a)(iii)) in accordance with its Applicable Revolving Credit Percentage, a facility fee (the “Facility Fee”) equal to the Applicable Rate times the actual daily amount of the Aggregate Revolving Credit Commitments (or, if the Revolving Credit Facility has terminated, on the actual daily Total Revolving Credit Outstandings), regardless of usage, subject to adjustment as provided in Section 2.16. The Facility Fee shall accrue at all times during the Availability Period (and thereafter so long as Total Revolving Credit Outstandings is greater than zero (0)), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date in respect of the Revolving Credit Facility (and, if applicable, thereafter on demand). The Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Revolving Credit Facility Applicable Rate for Facility Fees set forth in the definition of “Applicable Rate” during any quarter, the actual daily amount shall be computed and multiplied by the applicable Revolving Credit Facility Applicable Rate for Facility

Fees separately for each period during such quarter that such Revolving Credit Facility Applicable Rate for Facility Fees was in effect.
(b)Ticking Fee. The Borrowers shall pay to the Administrative Agent for the account of each Term A-2 Lender (other than Defaulting Lenders to the extent set forth in Section 2.16(a)(iii)), a ticking fee (the “Ticking Fee”) equal to 0.20% per annum of the daily unused portion of each Term A-2 Lender’s Term A-2 Commitment. The Ticking Fee shall accrue at all times during the Availability Period in respect of the Term A-2 Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable on the last date of the Availability Period in respect of the Term A-2 Facility (and, if applicable, thereafter on demand).
(c)Other Fees. The Borrowers shall, without duplication of any fees documented herein, pay to the Arrangers and the Administrative Agent any such other fees as mutually agreed to. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever, except as otherwise specifically agreed.
2.09Computation of Interest and Fees.
All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
2.10Evidence of Debt.
(a)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.11Payments Generally; Administrative Agent’s Clawback.
(a)General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office; provided that any such payment shall, to the extent distributed after the Business Day following the Administrative Agent’s receipt thereof, be accompanied by interest on such payment amount (payable by the Administrative Agent) calculated at the Federal Funds Rate commencing as of the date which is two (2) days following the Business Day following the Administrative Agent’s receipt of such payment through the date on which the Administrative Agent makes such payment to the applicable Lender(s). All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)(i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Loans that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Daily SOFR Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)Payments by the Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuers hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuers, as the case may be, the amount due.
With respect to any payment that the Administrative Agent makes for the account of the Lenders or any L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (A) no Borrower has in fact made such payment; (B) the Administrative Agent has made a payment in excess of the amount so paid by any Borrower (whether or not then owed); or (C) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Credit Loans, Term A-1 Loans or Term A-2 Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).
(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.12Sharing of Payments by Lenders.
If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payment on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then the Lender receiving such greater proportion shall (x) notify the Administrative Agent of such fact, and (y) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:
(i)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)the provisions of this Section 2.12 shall not be construed to apply to (x) any payment made by or on behalf of the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.17, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than an assignment to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section 2.12 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
2.13Maturity Date.
(a)Maturity Date. Subject to the provisions of clause (b) of this Section 2.13, the Borrowers shall, on the Maturity Date for the applicable Facility, cause the Obligations (including, without limitation, all outstanding principal and interest on the Loans for the applicable Facility and all fees, costs and expenses due and owing under the Loan Documents) to be paid in full.
(b)Satisfaction of Obligations Upon Acceleration. Notwithstanding anything contained herein or in any other Loan Document to the contrary, to the extent any of the Obligations are accelerated pursuant to the terms hereof (including, without limitation, Section 8.02 hereof), the Borrowers shall, immediately upon the occurrence of such acceleration, cause such accelerated Obligations to be paid in full.
(c)Conflicting Provisions. This Section shall supersede any provisions in Section 2.12 or 10.01 to the contrary.
2.14Extension of Maturity Date with Respect to the Revolving Credit Facility.
(a)Request for an Extension. The Principal Borrower may, by written notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than ninety (90) days and not later than sixty (60) days prior to (i) the original Maturity Date with respect to the Revolving Credit Facility, request that the Lenders extend the Maturity Date with respect to the Revolving Credit Facility for an additional six (6) months to September 18, 2025 (the “First Extended Revolving Maturity Date”), and (ii) the First Extended Revolving Maturity Date, request that the Lenders extend the Maturity Date with respect to the Revolving Credit Facility for an additional six (6) months to March 18, 2026, in each case so long as no Default exists at the time of such request.
(b)Conditions to Effectiveness of Extension. As a condition precedent to each extension of the Maturity Date pursuant to this Section:
(i)the Borrowers shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the then-existing Maturity Date with respect to the Revolving Credit Facility (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such extension and (B) in the case of the Borrowers, certifying that, before and after giving effect to such extension, (1) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (or in all respects in the case of a representation or warranty containing a materiality qualifier) on and as of the then-existing Maturity Date with respect to the Revolving Credit Facility, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or in all respects in the case of a representation or warranty containing a materiality qualifier) as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (2) no Default exists;
(ii)on the then-existing Maturity Date with respect to the Revolving Credit Facility, the Borrowers shall pay to Administrative Agent for the pro rata account of each Lender in accordance with their respective Applicable Percentages an extension fee equal to 0.0625% of the Aggregate Revolving Credit Commitments as of such date, which fee shall, when paid, be fully earned and non-refundable under any circumstances;

(iii)(A) upon the request of any Lender, made at least ten (10) days prior to the Maturity Date with respect to the Revolving Credit Facility then in effect, the Borrowers shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least five (5) days prior to the Maturity Date with respect to the Revolving Credit Facility then in effect and (B) at least five (5) days prior to the Maturity Date with respect to the Revolving Credit Facility then in effect, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party; and
(iv)no Default or Event of Default shall exist on the date of such extension or after giving effect thereto.
(c)Conflicting Provisions. This Section shall supersede any provisions in Section 2.12 or 10.01 to the contrary.
2.15Increase in Commitments.
(a)Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrowers may request increases in the Total Credit Exposure of all Lenders (which increase may take the form of additional Revolving Credit Commitments under the Revolving Credit Facility, an increase to the Term A-1 Facility, an increase to the Term A-2 Facility, one or more additional term loan tranches or any combination of the foregoing) by an amount not exceeding, in the aggregate, $400,000,000; provided that any such request for an increase shall be in a minimum amount of $25,000,000. At the time of sending such notice, the Borrowers (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).
(b)Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Total Credit Exposure and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Total Credit Exposure.
(c)Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrowers and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and each L/C Issuer (which approvals shall not be unreasonably withheld), the Borrowers may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.
(d)Effective Date and Allocations. If the Total Credit Exposure of any Lender is increased in accordance with this Section, the Administrative Agent and the Borrowers shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrowers and the Lenders of the final allocation of such increase and the Increase Effective Date.
(e)Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrowers shall deliver to the Administrative Agent (i) a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (or in all respects in the case of a representation or warranty containing a materiality qualifier) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or in all respects in the case of a representation or warranty containing a materiality qualifier) as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (2) no Default or Event of Default exists, and (ii) (x) upon the request of any Lender made at least ten (10) days prior to the Increase Effective Date, the Borrowers shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least five (5) days prior to the Increase Effective Date and (y) at least five (5) days prior to the Increase Effective Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party. To the extent that the increase of the Total Credit Exposure shall take the form of a new term loan tranche, this Agreement shall be amended, in form and substance satisfactory to the Administrative Agent, to include such terms as are customary for a term loan commitment. The Borrowers shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Total Credit Exposure of any Lender under this Section 2.15, and each Loan Party shall execute and deliver such documents or instruments as the Administrative Agent may reasonably require to evidence such increase in the Total Credit Exposure of any Lender and to ratify each such Loan Party’s continuing obligations hereunder and under the other Loan Documents. In addition, the Borrowers shall, to the extent requested by any Lender(s), deliver to such Lender(s), as of the Increase Effective Date, new Notes representing the Commitment(s) of such Lender(s).
(f)Conflicting Provisions. This Section shall supersede any provisions in Sections 2.12 or 10.01 to the contrary.
2.16Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders”, “Required Revolving Lenders”, “Required Term A-1 Lenders”, “Required Term A-2 Lenders” and Section 10.01.
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer hereunder; third, to Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.17; fourth, as the Principal Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Principal Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.17; sixth, to the payment of any amounts owing to the Lenders or the L/C Issuers as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any

Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees.
(A)Each Defaulting Lender shall be entitled to receive fees payable under Section 2.08(a) or 2.08(b) for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the Outstanding Amount of Revolving Credit Loans funded by it, and (2) its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.17.
(B)Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.17.
(C)With respect to any fee payable under Section 2.08(a) or 2.08(b) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)Reallocation of Applicable Revolving Credit Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Revolving Credit Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 10.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)Cash Collateral. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.17.

(b)Defaulting Lender Cure. If the Principal Borrower, the Administrative Agent and each L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.16(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)New Letters of Credit. So long as any Lender is a Defaulting Lender, no L/C Issuer shall be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
2.17Cash Collateral.
(a)Obligation to Cash Collateralize. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or any L/C Issuer (with a copy to the Administrative Agent), the Borrowers shall Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the then Outstanding Amount of the L/C Obligations.
(b)Grant of Security Interest. The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.17(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the applicable L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the then Outstanding Amount of the L/C Obligations, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (determined in the case of Cash Collateral provided pursuant to Section 2.16 (a)(iv), after giving effect to Section 2.16(a)(iv)and any Cash Collateral provided by the Defaulting Lender). All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrowers shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.17 or Sections 2.03, 2.05, 2.16 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the determination by the Administrative Agent and the applicable L/C Issuer that there exists excess Cash Collateral;

provided, however, (x) the Person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01Taxes.
(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)Payment of Other Taxes by the Borrowers. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)Tax Indemnifications.
(i)The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(ii)Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (x) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(e) relating to the maintenance of a Participant Register and (z) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (ii).
(d)Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)Status of Lenders.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.01(e)(ii)(A), 3.01(e)(ii)(B), and 3.01(e)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Borrower,
(A)any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or Form W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or Form W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W 8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax

Compliance Certificate”) and (y) executed copies of IRS Form W 8BEN-E (or Form W-8BEN, as applicable), or
(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or Form W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed copies of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.
(f)Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Parties an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Parties , upon the request of the Recipient, agrees to repay the amount paid over to the Loan Parties (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (f), in no event will the applicable Recipient be required to pay any amount to any Loan Party pursuant to this clause (f) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.
(g)Defined Terms. For purposes of this Section 3.01, the term “Lender” includes each L/C Issuer, and the term “applicable Law” includes FATCA.
(h)Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
3.02Illegality.
If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to perform any of its obligations hereunder or make, maintain or fund Loans whose interest is determined by reference to SOFR, Term SOFR, or Daily Simple SOFR, or to determine or charge interest rates based upon SOFR, Term SOFR or Daily Simple SOFR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to engage in reverse repurchase of U.S. Treasury securities transactions of the type included in the determination of SOFR, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, (a) any obligation of such Lender to make or continue either Term SOFR Rate Loans or Daily SOFR Rate Loans shall be suspended and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrowers shall, upon demand from such Lender (with a copy to Administrative Agent), prepay (without penalty or premium other than amounts payable pursuant to Section 3.05) or, if applicable, convert all Term SOFR Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Rate Loans, (ii) the Borrowers shall, upon demand from such Lender (with a copy to Administrative Agent), immediately prepay or, if applicable, convert all Daily SOFR Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), and (iii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.
3.03Inability to Determine Rates.
(a)If, in connection with any request for a Term SOFR Rate Loan or Daily SOFR Rate Loan, or a conversion of Daily SOFR Rate Loans to Term SOFR Rate Loans or a continuation of any of such advances, as applicable, (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error)

that (i) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under Section 3.03(b)(i) or the Scheduled Unavailability Date has occurred, or (ii) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Rate Loan or in connection with an existing or proposed Base Rate Loan, or (iii) adequate and reasonable means do not otherwise exist for determining Daily Simple SOFR in connection with an existing or proposed Daily SOFR Rate Loan, or (b) the Administrative Agent or the Required Lenders determine that for any reason that Term SOFR for any requested Interest Period or Daily Simple SOFR with respect to a proposed advance does not adequately and fairly reflect the cost to such Lenders of funding such advance, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Rate Loans, Daily SOFR Rate Loans, or to convert Daily SOFR Rate Loans to Term SOFR Rate Loans, shall be suspended (to the extent of the affected Term SOFR Rate Loans, Daily SOFR Rate Loans, or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by Required Lenders described in Section 3.03(b), until Administrative Agent upon instruction of Required Lenders) revokes such notice. Upon receipt of such notice, (1) the Borrowers may revoke any pending request for a borrowing of, or conversion to, or continuation of Term SOFR Rate Loans or Daily SOFR Rate Loans (to the extent of the affected Term SOFR Rate Loans, Daily SOFR Rate Loans, or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a borrowing of Base Rate Loans in the amount specified therein, (2) any outstanding Term SOFR Rate Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period, and (3) any outstanding Daily SOFR Rate Loans shall immediately be deemed to have been converted to Base Rate Loans.
(b)Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrowers or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrowers) that the Borrowers or Required Lenders (as applicable) have determined, that:
(i)adequate and reasonable means do not exist for ascertaining one (1) month, three (3) month or six (6) month interest periods of Term SOFR, including because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one (1) month, three (3) month or six (6) month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of Dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one (1) month, three (3) month or six (6) month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);
then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (b) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”).

If the Successor Rate is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in clauses (a) or (b) above have occurred with respect to Daily Simple SOFR or the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrowers may amend this Agreement solely for the purpose of replacing Term SOFR, Daily Simple SOFR, and/or any then current Successor Rate in accordance with this Section at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrowers unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
The Administrative Agent will promptly (in one or more notices) notify Borrowers and each Lender of the implementation of any Successor Rate.
Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero percent (0.0%), the Successor Rate will be deemed to be zero percent (0.0%) for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrowers and the Lenders reasonably promptly after such amendment becomes effective.
3.04Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any L/C Issuer;

(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its Loans, Letters of Credit, participations in a Letter of Credit or any Loan made by it; or
(iii)impose on any Lender or any L/C Issuer any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing, converting to or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Borrowers will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).
3.05Compensation for Losses.
Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any actual loss, cost or expense incurred by it as a result of:

(a)any continuation, conversion, payment or prepayment of any Loan bearing interest at Term SOFR on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)any failure by the Borrowers (for a reason other than the failure of such Lender to make an advance at Term SOFR) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrowers; or
(c)any assignment of Loans bearing interest at Term SOFR on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to Section 10.13;
excluding any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan bearing interest at Term SOFR or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
The amounts payable under this Section 3.05 shall never be less than zero or greater than is permitted by applicable Law. For the avoidance of doubt, no amounts will be owing under this Section in connection with the prepayment of any Daily SOFR Rate Loan or Base Rate Loan (if any).
3.06Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then, at the request of the Borrowers, such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.06(a), the Borrowers may replace such Lender in accordance with Section 10.13.
3.07Survival.
All of the Borrowers’ obligations under this Article III shall survive termination of the Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent.
ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01Conditions of Initial Credit Extension.
The obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent, each Arranger and each of the Lenders:
(i)fully executed counterparts of this Agreement and the Guaranty, sufficient in number for distribution to the Administrative Agent, each Lender and the Principal Borrower;
(ii)a Note executed by the Borrowers in favor of each Lender requesting a Note;
(iii)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party (provided that with respect to all of the above other than resolutions or similar approval/authority documents, to the extent such materials were delivered in connection with the Existing Revolving Credit Agreement, the Loan Parties shall be permitted to provide certificates of no change with respect to such items);
(iv)such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is validly existing and in good standing in the jurisdiction of such Loan Party’s incorporation, organization, or formation, as applicable;
(v)favorable opinions of (1) Poyner Spruill LLP, special counsel to the Loan Parties, (2) Jeffrey D. Miller, general counsel of the Principal Borrower, and (3) Haynes and Boone, LLP, counsel to the Administrative Agent, each addressed to the Administrative Agent and each Lender, as to the matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;
(vi)a certificate of the chief financial officer of the Principal Borrower:
(A)either (1) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by the Loan Parties and the validity against the Loan Parties of the Loan Documents to which each is a party, and such consents, licenses and approvals shall be in full force and effect, or (2) stating that no such consents, licenses or approvals are so required;
(B)certifying (1) that immediately after giving effect to this Agreement, the other Loan Documents and all the transactions contemplated therein to occur on such date, (x) each Borrower is, and the Loan Parties, taken as a whole, are, Solvent, (y) no Default or Event of Default exists, and (z) all representations and warranties contained herein and in the other Loan Documents are true and correct in all material respects (or in all respects in the case of a representation or warranty containing a materiality qualifier), (2) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (3) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect (except as qualified in clause (b) below), and (4) the current Credit Ratings; and
(C)demonstrating compliance, as of the end of the fiscal period ended December 31, 2020, with the financial covenants contained in Section 7.08 by detailed calculation thereof (which calculation shall be in form satisfactory to the Administrative Agent and which shall include, among other things, an explanation of the methodology used in such calculation and a breakdown of the components of such calculation); and

(vii)such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuers or the Required Lenders reasonably may require.
(b)There shall not have occurred a material adverse change since December 31, 2020 in the business, assets, operations or financial condition of the Borrowers and the other Loan Parties, taken as a whole, or in the facts and information, taken as a whole, regarding such entities as represented to date.
(c)There shall not exist any action, suit, investigation, or proceeding pending or threatened in writing, in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect.
(d)Any fees required to be paid on or before the Closing Date shall have been paid (or provisions reasonably satisfactory to the Administrative Agent shall have been made for the concurrent payment thereof).
(e)Unless waived by the Administrative Agent, the Borrowers shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute their reasonable estimate of such fees, charges and disbursements incurred or to be incurred by them through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).
(f)(i) Upon the reasonable request of any Lender made at least ten (10) days prior to the Closing Date, the Borrowers shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least five (5) days prior to the Closing Date; and (ii) at least five (5) days prior to the Closing Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.
Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.02Conditions to all Credit Extensions.
The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Rate Loans) is subject to the following conditions precedent:
(a)The representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or in all respects in the case of a representation or warranty containing a materiality qualifier) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (unless such representation and warranty is subject to a materiality or Material Adverse Effect qualifier in which case it will be true and correct in all respects) on and as of the date of such Credit Extension, it being understood and agreed that any violation of any covenant contained in Section 7.08 shall be deemed material such that any representation with respect to compliance therewith shall be deemed material in any event, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b)No Default or Event of Default shall exist and be continuing either prior to or after giving effect to such proposed Credit Extension or from the application of the proceeds thereof.
(c)The Administrative Agent and, if applicable, any L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Term SOFR Rate Loans) submitted by the Borrowers shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
Each of the Borrowers hereby represents and warrants to the Administrative Agent and the Lenders that:
5.01Existence, Qualification and Power; Compliance with Laws.
Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
5.02Authorization; No Contravention.
The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. Each Loan Party and each Subsidiary thereof is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
5.03Governmental Authorization; Other Consents.
Except for such approvals, consents, exemptions, authorizations, actions, notices or filings that have been made or obtained, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.
5.04Binding Effect.
This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
5.05Financial Statements; No Material Adverse Effect.
(a)The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Principal Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Principal Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
(b)The unaudited consolidated balance sheet of the Principal Borrower and its Subsidiaries dated September 30, 2020, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Principal Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
(c)Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
5.06Litigation.
There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of each Responsible Officer of the Borrowers after due and diligent investigation threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any Borrower or any of their Subsidiaries or against any of their properties or revenues (a) that purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) as to which there is a reasonable likelihood of an adverse determination, and if determined adversely, could reasonably be expected to have a Material Adverse Effect.
5.07No Default.
Neither the Borrowers nor any of their Subsidiaries is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.08Ownership of Property; Liens.
Each of the Borrowers and each of their Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrowers and their Subsidiaries is subject to no Liens, other than Liens not prohibited by Section 7.01.
5.09Environmental Compliance.
Each of the Borrowers and each of their Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrowers have reasonably concluded that, except as specifically disclosed in Schedule 5.09, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. In furtherance (and not in limitation) of the foregoing, the Borrowers hereby represent and warrant that:
(a)To the knowledge of each Responsible Officer of the Loan Parties after due and diligent investigation, there is no violation of any Environmental Law with respect to the facilities and properties owned, leased or operated by the Subject Parties or the businesses operated by the Subject Parties which would, in the aggregate, result in anticipated clean-up costs in excess of $30,000,000.
(b)No Subject Party has, to the knowledge of each Responsible Officer of the Borrowers after due and diligent investigation, been notified of any material action, suit, proceeding or investigation which calls into question compliance by any Subject Party with any Environmental Laws or which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Material in any material respect of the Subject Parties taken as a whole.
5.10Insurance.
The properties of each of the Borrowers and each of their Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of any Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Borrower or the applicable Subsidiary operates.
5.11Taxes.
Each of the Borrowers and each of their Subsidiaries (as applicable) have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Borrower or any of their Subsidiaries that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.
5.12ERISA Compliance.
(a)Each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws except in such instances in which the failure to comply could not reasonably be expected to result in liability of the Loan Parties in an aggregate amount in excess of the Threshold Amount. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS or an application for such a letter is currently being processed (or an application may be filed during the remedial amendment period under Section 401(b) of the Code) with respect thereto and, to the knowledge of any Responsible Officer of the Borrowers after due and diligent investigation, nothing has occurred which would prevent, or cause the loss of, such qualification, except in such instances that the loss of such qualification or failure to so qualify could not reasonably be expected to result in liability of the Loan Parties in an aggregate amount in excess of the Threshold Amount. The Loan Parties and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and have not applied for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan subject to Section 412 of the Code, except in such instances that the failure to make timely contributions or a funding waiver or extension could not reasonably be expected to result in liability of the Loan Parties in an aggregate amount in excess of the Threshold Amount.
(b)There are no pending or, to the knowledge of the Borrowers after due and diligent investigation, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)(i) No ERISA Event has occurred and no ERISA Event is reasonably expected to occur that has resulted or could reasonably be expected to result in liability of the Loan Parties in an aggregate amount in excess of the Threshold Amount; (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is sixty percent (60%) or higher, or if lower than sixty percent (60%), it is not reasonably expected to result (together with any ERISA Events) in liability of the Loan Parties in an aggregate amount in excess of the Threshold Amount; (iv) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA; (v) no Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums in an aggregate amount in excess of the Threshold Amount and there are no premium payments which have become due that are unpaid; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan if such termination has resulted or could reasonably be expected to result in liability of the Loan Parties in an aggregate amount in excess of the Threshold Amount.
(d)Each Loan Party represents and warrants that the underlying assets of such Loan Party do not constitute Plan Assets, and that such Loan Party is not and will not be using Plan Assets of one or more Benefit Plans to satisfy any obligations under the Loans, the Letters of Credit or the Commitments.
5.13Subsidiaries; Equity Interests.
Set forth on Schedule 5.13 is a complete and accurate list of all Subsidiaries of each Consolidated Party as of the Closing Date (or any date such Schedule is updated pursuant to this Section). Information on Schedule 5.13 includes (a) jurisdiction of incorporation or organization and (b) with respect to any Subsidiary that is not a Wholly Owned Subsidiary, the number of shares of each class of Equity Interests outstanding, the number and percentage of outstanding shares of each class owned (directly or indirectly) by such Subsidiary, and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Equity Interests of all such Subsidiaries are validly issued, fully paid and non-assessable and is owned by each such Consolidated Party, directly or indirectly, free and clear of all Liens. Other than as set forth in Schedule 5.13, no Subsidiary that is not a Wholly Owned Subsidiary has outstanding any securities convertible into or exchangeable for its Equity Interests nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Equity Interests. Schedule 5.13 may be updated from time to time by the Borrowers by giving written notice thereof to the Administrative Agent.
5.14Margin Regulations; Investment Company Act.
(a)The Borrowers are not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.
(b)No Loan Party is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.15Disclosure.
(a)The Borrowers have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which they or any of their respective Subsidiaries are subject, and all other matters known to them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that projections are not guarantees of future performance, and the actual results could differ materially).
(b)As of the date most recently delivered, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.
5.16Compliance with Laws.
Each Borrower and each of their Subsidiaries are in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.17Intellectual Property; Licenses, Etc.
Each Borrower and each of their Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except where such conflict could not reasonably be expected to have a Material Adverse Effect. To the knowledge of each Responsible Officer of the Borrowers after due and diligent investigation, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrowers or any Subsidiary of any of them infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 5.17, no claim or litigation regarding any of the foregoing is pending or, to the knowledge of each Responsible Officer of the Borrowers after due and diligent investigation, threatened in writing, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.18OFAC.
Neither the Borrowers, nor any of their Subsidiaries, nor, to the knowledge of each Responsible Officer of the Borrowers after due and diligent investigation, any director, officer, employee, agent, affiliate or representative thereof acting or benefiting in any capacity in connection with this Agreement, is an individual or entity that is (a) currently the subject of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals, Her Majesty’s Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (c) located, organized or resident in a Designated Jurisdiction. The Borrowers and their Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.
5.19Solvency.
Each Borrower is, and the Loan Parties, taken as a whole, are, and after giving effect to all Obligations hereunder will be, Solvent.
5.20Anti-Corruption Laws.
Each Borrower and its Subsidiaries, and, to the knowledge of each Responsible Officer of the Borrowers after due and diligent investigation, their respective officers and employees, have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Laws and applicable Sanctions by the Borrowers, their Subsidiaries, and their respective officers and employees.
5.21Affected Financial Institutions.
No Loan Party is an Affected Financial Institution.
5.22Covered Entities.
No Loan Party is a Covered Entity.
ARTICLE VI
AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder is not Fully Satisfied, or any Letter of Credit shall remain outstanding, the Borrowers shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.14) cause each of their Subsidiaries to:
6.01Financial Statements.
Deliver to the Administrative Agent, which in turn will deliver to each Lender, in form and detail satisfactory to the Administrative Agent:
(a)as soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Principal Borrower, a consolidated balance sheet of the Principal Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;
(b)as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Principal Borrower, a consolidated balance sheet of the Principal Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Principal Borrower’s fiscal year then ended (including applicable 10-Q’s and 10-K’s), setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Responsible Officer of the Principal Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Principal Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year end audit adjustments and the absence of footnotes.
As to any information contained in materials furnished pursuant to Section 6.02(d), the Borrowers shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrowers to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

6.02Certificates; Other Information.
Deliver to the Administrative Agent (and, in the case of clause (c) below, the Sustainability Structuring Agent), which in turn will deliver to each Lender, in form and detail satisfactory to the Administrative Agent:
(a)concurrently with the delivery of the financial statements referred to in Section 6.01(a), a projection of Capital Expenditures for the next fiscal year for each Property of any Subject Party;
(b)concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b):
(i)a Compliance Certificate certified by the chief financial officer of the Principal Borrower, (A) demonstrating compliance, as of the end of each such fiscal period, with the financial covenants contained in Section 7.08 by detailed calculation thereof (which calculation shall be in form satisfactory to the Administrative Agent and which shall include, among other things, an explanation of the methodology used in such calculation and a breakdown of the components of such calculation), (B) stating that, at all times during each such fiscal period, no Default or Event of Default occurred or exists, or if any Default or Event of Default did occur or does exist, specifying the nature and extent thereof and what action the Loan Parties propose to take with respect thereto, and (C) attaching a Quarterly Subsidiary Joinder Statement, together with (1) a certification from a Responsible Officer stating whether, as of the date of such Quarterly Subsidiary Joinder Statement, there are any Material Subsidiaries of any Borrower that, pursuant to the terms of the Loan Documents, should be, but have not yet been, joined as Loan Parties and (2) copies of all counterparts to the Guaranty executed by any Person during the immediately preceding fiscal quarter;
(ii)a schedule of the Properties summarizing total revenues, expenses, Net Operating Income, Adjusted NOI, Annualized Adjusted NOI and occupancy rates as of the last day of the applicable quarter (to the extent not otherwise delivered pursuant to Section 6.01(a) or (b));
(iii)a listing of all Properties Under Development showing the total capital obligation of the Loan Parties with respect to each such Property Under Development and funds expended to date in connection with each such Property Under Development;
(iv)a projection of Dispositions for the next fiscal quarter for each Consolidated Party and each other Subject Party;
(v)a summary of land purchases in excess of the Threshold Amount by the Consolidated Parties and each other Subject Party for the prior quarter;
(vi)a summary of all Net Cash Proceeds received by the Loan Parties during such fiscal quarter, together with a verification of the amount of such Net Cash Proceeds, in each case in form and detail satisfactory to the Administrative Agent; and
(vii)promptly after request by the Administrative Agent, a complete list of all Guarantees of the Loan Parties described in clause (a)(iv) of the definition of the term “Guarantee” set forth in Section 1.01 hereof and, for each of such obligations, information as to (A) the amount of leasable space, per square foot rental rate and term applicable to such obligations, (B) any leases or other revenue sources for which the Loan Parties receive credit towards such obligations and (C) any cash reserves being maintained in relation to such obligations and the method of calculation thereof;
(c)as soon as available and in any event within one hundred fifty (150) days following the end of each fiscal year of the Borrowers (commencing with the fiscal year ending December 31, 2022), a Pricing Certificate for the most recently-ended Annual Period detailing the Sustainability Metric; provided that in any fiscal year the Borrowers elect not to deliver a Pricing Certificate, such election shall not constitute a Default or Event of Default (but such failure to so deliver a Pricing Certificate by the end of such 150-day period shall result in no adjustment of the Applicable Rate being applied and the Sustainability Metric Pricing Grid not being in effect, subject to the terms and conditions set forth in the definition of “Applicable Rate”). Failure of the Borrowers to deliver a Pricing Certificate shall be deemed an election of the Borrowers to not deliver a Pricing Certificate for such period;
(d)promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Principal Borrower by independent accountants in connection with the accounts or books of the Principal Borrower or any Subsidiary of any Borrower, or any audit of any of them, in each case subject to applicable professional guidelines or ethical rules;
(e)promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrowers, and copies of all annual, regular, periodic and special reports and registration statements which any of the Borrowers may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(f)promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation; and
(g)promptly, such additional information regarding the business, financial or corporate affairs of the Principal Borrower or any other Subject Party, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01 or Section 6.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Principal Borrower posts such documents, or provides a link thereto on the Principal Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Principal Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third party website or whether sponsored by the Administrative Agent). The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrowers hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03Notices.
After a Responsible Officer of the Borrowers obtains knowledge of the same, promptly notify the Administrative Agent (who will notify each Lender):
(a)of the occurrence of any Default;
(b)of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;
(c)of the commencement of, or any material development in, any litigation or proceeding affecting any Borrower or any Subsidiary of any of them, to the extent that such litigation has resulted or could reasonably be expected to result in a Material Adverse Effect;
(d)of the occurrence of any ERISA Event;
(e)of any material change in accounting policies or financial reporting practices by any Borrower or any Subsidiary of any of them; and
(f)of any announcement by Moody’s or S&P of any change in a Credit Rating.
Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Principal Borrower setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and propose to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.04Payment of Obligations.
Pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the applicable Borrower or Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property (except to the extent such Lien would not be prohibited by Section 7.01); and (c) all material Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.
6.05Preservation of Existence, Etc.
(a)Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.02 or 7.03;
(b)take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and
(c)preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
6.06Maintenance of Properties.
(a)Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted;

(b)make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and
(c)use the standard of care typical in the industry in the operation and maintenance of its facilities.
6.07Maintenance of Insurance.
Maintain with financially sound and reputable insurance companies not Affiliates of any Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.
6.08Compliance with Laws.
Comply in all material respects with the requirements of all Laws (including, without limitation, all Environmental Laws) and all other orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
6.09Books and Records.
(a)Maintain proper books of record and account in accordance with GAAP consistently applied; and
(b)maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Borrower or such Subsidiary, as the case may be.
6.10Inspection Rights.
Permit representatives appointed by the Administrative Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect any of its Properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (provided that the Borrowers shall have the right to be present at all such meetings), all at the expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrowers in a manner that will not unreasonably interfere with such Person’s business operations; provided, however, that, so long as no Event of Default then exists or is continuing, such visits and inspections shall not occur more than once per fiscal year of the Borrowers; provided, further that while an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.
6.11Use of Proceeds.
Use the proceeds of the Credit Extensions solely for the following purposes: (a) to finance the acquisition of real properties or the buyout of third-party equity owners in any joint venture; (b) to finance the acquisition of Persons whose primary business is the ownership, leasing and management of real properties; (c) to finance the development of improvements to real properties owned by the Borrowers and their respective Subsidiaries; (d) to pay any outstanding sums pursuant to, or to refinance, existing Indebtedness and related transaction fees and expenses; and (e) for working capital and other general corporate purposes; each pursuant to the terms hereof or of the other Loan Documents.

6.12Additional Guarantors; Release of Guarantors.
(a)If (x) any Person (other than a Non-Guarantor Subsidiary) becomes a Material Subsidiary of the Principal Borrower, (y) at any time any Non-Guarantor Subsidiary qualifying as such as a result of clauses (a), (b) or (c) of the definition thereof could become a Loan Party without violating the terms of any material contract, agreement or document to which it is a party, or (z) a Subsidiary of the Principal Borrower guarantees, or otherwise becomes obligated in respect of, any Unsecured Debt of the Consolidated Parties, the Principal Borrower shall, contemporaneously, in the case of clause (z), and within thirty (30) days after delivery of the Quarterly Subsidiary Joinder Statement pursuant to Section 6.02(b)(i) (or such longer period as may be agreed to by the Administrative Agent) in the case of clauses (x) and (y), (i) if such Person is a Domestic Subsidiary of the Principal Borrower, cause such Person to become a Guarantor by executing and delivering to the Administrative Agent a counterpart of the Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose, and (ii) cause such Person to deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a), all in form, content and scope reasonably satisfactory to the Administrative Agent; provided that to the extent such Person holds (whether upon delivery of the items required above or at any time after the delivery of the items required above) assets with a fair market value in excess of $5,000,000 or to the extent requested by Administrative Agent, the Borrowers shall cause to be delivered to the Administrative Agent favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in this clause (a)). If a Non-Guarantor Subsidiary executes and delivers the Guaranty, it shall no longer be deemed a Non-Guarantor Subsidiary under this Agreement.
(b)Notwithstanding any other provisions of this Agreement to the contrary, to the extent a Guarantor anticipates becoming or intends to become a Non-Guarantor Subsidiary pursuant to any of clauses (b), (c) or (d) of the definition thereof, the Principal Borrower may request a release of such Guarantor as a Guarantor hereunder in accordance with the following:
(i)the Principal Borrower shall deliver to the Administrative Agent, not less than ten (10) days and not more than thirty (30) days prior to the anticipated or intended conversion of a Guarantor into a Non-Guarantor Subsidiary, a written request for release of the applicable Guarantor and a pro forma compliance certificate of the chief financial officer of the Principal Borrower in form and substance acceptable to the Administrative Agent, (A) demonstrating that upon such release the Loan Parties will on a pro forma basis continue to comply with (1) the financial covenants contained in Section 7.08 and (2) the financial covenants contained in each of the indentures or other agreements relating to any publicly issued debt securities of any Consolidated Party, in each case by a reasonably detailed calculation thereof (which calculation shall be in form reasonably satisfactory to the Administrative Agent and which shall include, among other things, an explanation of the methodology used in such calculation and a breakdown of the components of such calculation), (B) stating that the Loan Parties will be in compliance with each of the covenants set forth in Articles VI and VII of the Agreement at all times following such release, (C) stating that, following such release, no Default or Event of Default will exist under the Agreement or any of the other Loan Documents, or if any Default or Event of Default will exist, specifying the nature and extent thereof and what action the Loan Parties propose to take with respect thereto, and (D) attaching, pursuant to Section 5.13 of the Agreement, an updated version of Schedule 5.13 to the Agreement;
(ii)the Administrative Agent shall have reviewed and approved (in writing) the request for release and pro forma compliance certificate delivered pursuant to subclause (i) above; provided that the failure of the Administrative Agent to respond to such a request within ten (10) days of its receipt thereof shall constitute the Administrative Agent’s approval thereof; provided that any approval of the Administrative Agent provided pursuant to this subclause (ii) shall lapse and be null and void thirty (30) days following the granting thereof if the applicable Guarantor has not, on or prior to the completion of such period, met the criteria for qualification as a Non-Guarantor Subsidiary (as evidenced by the delivery by the Principal Borrower of a notice and certification in accordance with subclause (iii) below); and

(iii)the Principal Borrower shall, concurrently with or promptly following the applicable Guarantor’s satisfaction of the criteria for qualification as a Non-Guarantor Subsidiary deliver to the Administrative Agent a notice and certification of such qualification.
Notwithstanding any language to the contrary above, so long as the chief financial officer of the Principal Borrower has certified in a compliance certificate (and the Administrative Agent has no evidence or information which brings into reasonable doubt the veracity of such certifications) that: (A) upon such release the Loan Parties (1) will on a pro forma basis continue to comply with the financial covenants contained in Section 7.08 hereof, and the financial covenants contained in each of the indentures or other agreements relating to any publicly issued debt securities of any Consolidated Party, and (2) will be in compliance with each of the covenants set forth in Articles VI and VII of the Agreement at all times following such release, (B) following such release, no Default or Event of Default will exist under this Agreement or any of the other Loan Documents, or if any Default or Event of Default will exist, the nature and extent thereof and what action the Loan Parties propose to take with respect thereto will be specified, and (C) attached pursuant to Section 5.13 of the Agreement, is an updated version of Schedule 5.13 to the Agreement, the request for release shall be approved and issued by the Administrative Agent within the ten (10)-day time period specified in subsection (b)(ii).
Upon satisfaction of each of the above-noted conditions, a Guarantor shall be deemed released from its obligations hereunder and under each of the Loan Documents.
6.13REIT Status.
Take all action necessary to maintain Highwoods Properties’ status as a REIT (giving effect to any applicable cure or corrective provisions pursuant to Section 856(c), 857, or 860 of the Code).
6.14Environmental Matters.
(a)Reimburse the Administrative Agent and Lenders for and hereby hold the Administrative Agent and Lenders harmless from all fines or penalties made or levied against the Administrative Agent or any of the Lenders by any Governmental Authority as a result of or in connection with (i) the use of Hazardous Materials at the Properties, (ii) the use of Hazardous Materials at the facilities thereon, or (iii) the use, generation, storage, transportation, discharge, release or handling of any Hazardous Materials at the Properties, or as a result of any release of any Hazardous Materials onto the ground or into the water or air from or upon the Properties at any time. The Loan Parties also agree that they will reimburse the Administrative Agent and Lenders for and indemnify and hold the Administrative Agent and Lenders harmless from any and all costs, expenses (including reasonable attorneys’ fees actually incurred) and for all civil claims, judgments or penalties incurred entered, assessed, or levied against the Administrative Agent or any of the Lenders as a result of any of the Loan Parties’ use of Hazardous Materials at the Properties or as a result of any release of any Hazardous Materials on the ground or into the water or air by any of the Loan Parties from or upon the Properties. Such reimbursement or indemnification shall include but not be limited to any and all judgments or penalties to recover the costs of cleanup of any such release by any of the Loan Parties from or upon Properties and all reasonable expenses incurred by the Administrative Agent or any of the Lenders as a result of such a civil action, including but not limited to reasonable attorneys’ fees. The Loan Parties’ obligations under this section shall survive the repayment of the Loans and be in supplement of any and all other reimbursement or indemnity obligations of the Borrowers set forth herein.
(b)If the Administrative Agent requests in writing and if (i) the applicable Borrower or Subsidiary does not have environmental insurance with respect to any property owned, leased or operated by a Subject Party or (ii) the Administrative Agent has reason to believe that there exist Hazardous Materials on any property owned, leased or operated by a Subject Party which materially affect the value of such property and with respect to which the Borrowers have not furnished a report within the immediately previous twelve (12)-month period, furnish or cause to be furnished to the Administrative Agent, at the Borrowers’ expense, a report of an environmental assessment of reasonable scope, form and depth, including, where appropriate, invasive soil or groundwater sampling, by a consultant reasonably acceptable to the Administrative Agent as to the nature and extent of the presence of any Hazardous Materials on any such property and as to the compliance by the applicable Subject

Party(ies) with Environmental Laws; provided that if there exists a continuing Default or Event of Default as of the date of the Administrative Agent’s written request for an environmental report pursuant to the terms hereof, the Borrowers shall provide such report regardless of whether either of the conditions set forth in subsections (i) and (ii) above have been satisfied. If the Borrowers fail to deliver such an environmental report within seventy-five (75) days after receipt of such written request then the Administrative Agent may arrange for same, and the parties hereto hereby grant to the Administrative Agent and their representatives or shall attempt in good faith to cause the applicable Subject Party(ies) to so grant access to the Properties and a license of a scope reasonably necessary to undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling).
(c)Conduct and complete (or use good faith efforts to cause to be conducted and completed) all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Hazardous Materials on, from, or affecting any Property to the extent necessary to be in compliance with all Environmental Laws and all other applicable federal, state, and local laws, regulations, rules and policies and with the orders and directives of all Governmental Authorities exercising jurisdiction over such real property to the extent any failure could reasonably be expected to have a Material Adverse Effect.
6.15Keepwell.
Each Borrower at the time the Guaranty by any Specified Loan Party becomes effective with respect to any Swap Obligations, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Borrower’s obligations and undertakings under this Section 6.15 voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Borrower under this Section 6.15 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Borrower intends this Section 6.15 to constitute, and this Section 6.15 shall be deemed to constitute, a Guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.
6.16Anti-Corruption Laws; Sanctions.
Each Borrower and each Loan Party shall conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and with all applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions.
ARTICLE VII
NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder is not Fully Satisfied, or any Letter of Credit shall remain outstanding, the Borrowers shall not, nor shall they permit any of their respective Subsidiaries to, directly or indirectly:
7.01Liens.
Contract, create, incur, assume or permit to exist any Lien with respect to any of its other property, assets or revenues or the property, assets or revenues of any other Person, whether now owned or hereafter acquired, if the Indebtedness underlying such Lien would cause the Borrowers to be in violation of Section 7.08(c) hereof.

7.02Fundamental Changes.
Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including, in each case, pursuant to a Division), except that, so long as no Default exists or would result therefrom:
(a)any Borrower may merge with any other Borrower or may Dispose of all or substantially all of its assets to any other Borrower;
(b)any Subsidiary may merge with (i) a Borrower, provided that such Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Guarantor is merging with another Subsidiary, the Guarantor shall be the continuing or surviving Person;
(c)any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to a Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be a Borrower or a Guarantor;
(d)any of the Borrowers (other than the Principal Borrower and Highwoods Realty) or Guarantors may be merged into or consolidated with any other Borrower or Guarantor so long as the surviving entity is a Borrower or Guarantor; and
(e)all or substantially all of the assets or all of the Equity Interests of a Subsidiary may be Disposed of to the extent such Disposition is permitted pursuant to Section 7.03.
7.03Dispositions.
Make any Disposition, except:
(a)Dispositions of obsolete or worn out property, or property no longer used or useful, whether now owned or hereafter acquired, in the ordinary course of business;
(b)Dispositions of inventory in the ordinary course of business;
(c)Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
(d)Dispositions of property by any Subsidiary to the Borrowers or to any Wholly Owned Subsidiary thereof; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be a Borrower or a Guarantor;
(e)Dispositions permitted by Section 7.02(a) - (d);
(f)Dispositions by the Borrowers and their Subsidiaries of any property (whether in one transaction or in several related transactions), the aggregate fair market value of which is less than $200,000,000; and
(g)Dispositions in which the fair market value of the assets subject to such Disposition exceeds $200,000,000, if and to the extent the Principal Borrower shall have delivered to the Administrative Agent at least two (2) Business Days prior to such Disposition a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Disposition, on a pro forma basis, the Borrowers shall be in compliance with all of the covenants contained in Section 7.08.

7.04Change in Nature of Business.
Engage in any material line of business substantially different from those lines of business conducted by the Borrowers and their Subsidiaries on the date hereof or any business substantially related or incidental thereto.
7.05Transactions with Affiliates.
Except as otherwise contemplated or permitted pursuant to Section 7.02 or Section 7.03, enter into any transaction of any kind with any Affiliate of any Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to such Borrower or such Subsidiary as would be obtainable by such Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate.
7.06Burdensome Agreements.
Enter into any Contractual Obligation (other than this Agreement or any other Loan Document or any agreement evidencing or governing Unsecured Debt otherwise permitted hereunder containing restrictions substantially similar to those contained in the Loan Documents) that (a) limits the ability of any Subsidiary to make Restricted Payments to any Borrower or any Guarantor or to otherwise transfer property to any Borrower or any Guarantor, (b) limits the ability of any Subsidiary to Guarantee the Indebtedness of the Borrowers, (c) constitutes a Negative Pledge or otherwise limits the ability of any Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; or (d) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; provided that this Section 7.06 (i) shall not apply to provisions in Indebtedness documents permitted hereunder and that do not result in a violation of the covenants set forth in Section 7.08, provided that any such restriction contained therein relates only to the properties or assets constructed or acquired in connection with such Indebtedness and (ii) shall not be deemed to restrict the ability of any Non-Guarantor Subsidiary from entering into Contractual Obligations of any type related to secured financing transactions.
7.07Use of Proceeds.
Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
7.08Financial Covenants.
(a)Permit, as of the last day of any fiscal quarter, the TL/TA Ratio to be greater than 0.60x; provided that, as of the last day of the fiscal quarter in which any Significant Acquisition occurs and the last day of the two (2) consecutive quarters thereafter (but only for up to two (2) times during the period commencing on the Closing Date through and including the latest Maturity Date), the TL/TA Ratio may exceed 0.60x so long as it does not exceed 0.65x.
(b)Permit, as of the last day of any fiscal quarter, the ratio of Unencumbered Asset Value to Unsecured Debt to be less than 1.67x; provided that, as of the last day of the fiscal quarter in which any Significant Acquisition occurs and the last day of the two (2) consecutive quarters thereafter (but only for up to two (2) times during the period commencing on the Closing Date through and including the latest Maturity Date), the ratio of Unencumbered Asset Value to Unsecured Debt may be less than 1.67x so long as it is not less than 1.54x.
(c)Permit, as of the last day of any fiscal quarter, the ratio of Secured Debt to Total Asset Value to be greater than 0.35x.

(d)Permit, as of the last day of any fiscal quarter, the ratio of Adjusted EBITDA for the immediately preceding twelve (12) months to Fixed Charges for the immediately preceding twelve (12) months to be less than 1.50x.
(e)Permit, as of the last day of any fiscal quarter, the ratio of Annualized Adjusted NOI from Unencumbered Assets to Interest Expense with respect to Unsecured Debt for the immediately preceding twelve (12) months, to be less than 1.75x.
(f)Permit Restricted Payments, for any twelve (12) month period, to exceed an amount equal to (i) ninety-five percent (95.0%) multiplied by (ii) FFO for such period; provided that the Principal Borrower shall, in addition to the Restricted Payments permitted above, be permitted to make Restricted Payments (1) in any amount for the purpose of repurchasing or otherwise redeeming shares of its outstanding preferred stock, (2) in an aggregate amount equal to not more than $200,000,000 during the period commencing on the Closing Date through and including the latest Maturity Date for the purpose of repurchasing or otherwise redeeming Equity Interests and (3) in such amounts as may be necessary in order for the Principal Borrower to maintain its REIT status and for the Principal Borrower or any of its Subsidiaries to eliminate any income or excise tax. Notwithstanding the foregoing, (x) if any Default or Event of Default has occurred and is continuing, the Restricted Payments shall not exceed the minimum amount necessary for the Principal Borrower to maintain its status as a REIT and for the Principal Borrower or any of its Subsidiaries to eliminate any income or excise tax, and (y) the Borrowers shall not, and shall not permit any Subsidiary to, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so if any Default or Event of Default under Section 8.01(a), 8.01(f) or 8.01(g) has occurred and is continuing or would be directly or indirectly caused as a result thereof, or if the Obligations have been accelerated pursuant to Section 8.02(b) or otherwise pursuant to Section 8.02. For the avoidance of doubt, Highwoods Realty may make Restricted Payments (A) to the Principal Borrower to permit the Principal Borrower to make the Restricted Payments permitted in this clause (f) and (B) to Highwoods Realty’s outside limited partners as required by its Organization Documents.
7.09Organization Documents.
Permit any Loan Party to amend, modify, waive or change its Organization Documents in a manner materially adverse to the Lenders.
7.10Non-Guarantor Subsidiary Restrictions.
Notwithstanding any other provision of this Agreement, the Loan Parties shall prohibit any Non-Guarantor Subsidiary from incurring any Indebtedness that is recourse to any Loan Party, other than Indebtedness in the form of customary non-recourse carve-outs for fraud, misapplication of funds, environmental indemnities, and other similar exceptions to non-recourse provisions (including exceptions relating to bankruptcy, insolvency, receivership, non-approved transfers or other similar events).
7.11Sale Leasebacks.
Except as could not reasonably be expected to have a Material Adverse Effect, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a capital lease, of any property (whether real or personal or mixed), whether now owned or hereafter acquired, (a) which such Person has sold or transferred or is to sell or transfer to a Person which is not a Consolidated Party or (b) which such Person intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by such Person to another Person which is not a Consolidated Party in connection with such lease.
7.12Prepayments of Indebtedness, etc.
If any Event of Default has occurred and is continuing, or if any Default or Event of Default would be directly or indirectly caused as a result thereof, make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any other Indebtedness.
7.13Anti-Terrorism Laws; FCPA.
(a)Be an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§1 et seq.), as amended. Neither any Loan Party nor any or its Subsidiaries is in violation of (i) the Trading with the Enemy Act, as amended, (ii) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (iii) the Act (as defined in Section 10.17); or
(b)Fail to be in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§78dd-1, et seq., and any foreign counterpart thereto.
7.14Sanctions.
Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Unconsolidated Affiliate, joint venture partner or other Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, an L/C Issuer or otherwise) of Sanctions.
7.15ERISA.
Be, or permit any Loan Party to be, (a) an employee benefit plan subject to Title I of ERISA, (b) a plan or account subject to Section 4975 of the Code), or (c) an entity deemed to hold Plan Assets of any such plans or accounts for purposes of ERISA or the Code.
7.16Anti-Corruption Laws.
Use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar anti-corruption or anti-bribery legislation in other jurisdictions which have jurisdiction over the Loan Parties.
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
8.01Events of Default.
Any of the following shall constitute an Event of Default:
(a)Non Payment. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three (3) days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)Specific Covenants. The Borrowers fail to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.07 (with respect to maintenance of insurance), 6.10, 6.11 or 6.12 or Article VII or the Guaranty given by any Guarantor or any provision thereof shall cease to be in full force and effect (other than as a result of a release of the applicable Guarantor in accordance with the terms and conditions hereof), or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm in writing such Guarantor’s obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty; or
(c)Other Defaults. Any Loan Party fails to (i) perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained herein on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of notice thereof from the Administrative Agent or a Responsible Officer of any Borrower has knowledge of such failure or (ii) perform or observe any other covenant or agreement in any other Loan Document within the grace or cure period provided for therein (or, if no such grace or cure period is specified, within thirty (30) days after the earlier of notice thereof from the Administrative Agent or a Responsible Officer of any Borrower has knowledge of such failure); or
(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrowers or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect in any material respect (or in any respect in the case of a representation or warranty containing a materiality qualifier) when made or deemed made; or
(e)Cross Default.
(i)The Borrowers or any Subsidiary of any of them: (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any Indebtedness or Guarantee having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or
(ii)there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Borrower or any Subsidiary of any of them is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Borrower or any Subsidiary of any of them is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or
(f)Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary or Subsidiaries of any Loan Party to which, individually or in the aggregate, more than five percent (5%) of Total Asset Value or Net Income is attributable, institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g)Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary or Subsidiaries of any Loan Party to which, individually or in the aggregate, more than five percent (5%) of Total Asset Value or Net Income is attributable, becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or
(h)Judgments. There is entered against any Borrower or any Subsidiary of any of them (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Loan Parties under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
(j)Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or
(k)Change of Control. There occurs any Change of Control.
8.02Remedies Upon Event of Default.
If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)declare the commitment of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
(c)require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
(d)exercise on behalf of itself, the L/C Issuers and the Lenders all rights and remedies available to it, the L/C Issuers and the Lenders under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code, the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
8.03Application of Funds.
After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.16 and Section 2.17, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the respective L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or any L/C Issuer, but expressly excluding any amounts due in connection with any Swap Contracts that constitute a portion of the Obligations) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations (other than Obligations related to Swap Contracts), ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers pursuant to Section 2.03;
Sixth, to any counterparties under any Swap Contracts constituting a portion of the Obligations, any amounts due and owing by any Loan Party or any Subsidiary thereof under such Swap Contracts ratably among such counterparties in proportion to the net obligations due and owing by any Loan Party or any Subsidiary thereof under such Swap Contracts; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law;
provided that Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth in this Section 8.03. Subject to Sections 2.03(c) and 2.17, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX
ADMINISTRATIVE AGENT
9.01Appointment and Authority.
Each of the Lenders and the L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Borrowers nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions.
9.02Rights as a Lender.
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or any Subsidiary or Affiliate of any of them as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03Exculpatory Provisions.
Neither the Administrative Agent nor the Arrangers shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, neither the Administrative Agent nor the Arrangers, as applicable:
(a)shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and
(c)shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any Subsidiary or Affiliate of any of them that is communicated to or obtained by the Person serving as the Administrative Agent or the Arrangers or any of their Affiliates in any capacity;
(d)shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrowers, a Lender or an L/C Issuer; and
(e)shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04Reliance by Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05Delegation of Duties.
The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
9.06Resignation of Administrative Agent.
The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States (such successor to be approved by the Principal Borrower, such approval not to be unreasonably withheld or delayed; provided, however, if an Event of Default shall exist at such time, no approval of the Principal Borrower shall be required hereunder). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that, in no event shall any such successor Administrative Agent be a Defaulting Lender; provided, further that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as

Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.
In addition to the foregoing, the Required Lenders may remove the Administrative Agent from its capacity as administrative agent (a) if Administrative Agent is a Defaulting Lender pursuant to clause (e) of the definition thereof, or (b) in the event of the Administrative Agent’s willful misconduct or gross negligence. Such removal shall be effective upon appointment and acceptance of a successor Administrative Agent selected by the Required Lenders. Any successor Administrative Agent must satisfy the conditions set forth in this Section 9.06 (including, without limitation, the consultation with, and approval from, the Borrower, to the extent required under this Section 9.06). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the removed Administrative Agent, and the removed Administrative Agent shall be discharged from all further duties and obligations as Administrative Agent under this Agreement and the Loan Documents, provided that the Administrative Agent shall remain liable to the extent provided in the Loan Documents for its actions and omissions occurring prior to such removal. The Commitment of the Lender which is acting as Administrative Agent shall not be taken into account in the calculation of Required Lenders for the purposes of removing Administrative Agent in the event of the Administrative Agent’s willful misconduct or gross negligence.
Any resignation by, or removal of, Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation or removal, as applicable, as an L/C Issuer. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed L/C Issuer, (b) the retiring or removed L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring or removed L/C Issuer to effectively assume, at the time of such succession, the obligations of the retiring or removed L/C Issuer with respect to such Letters of Credit.
After the retiring or removed Administrative Agent’s and/or L/C Issuer’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent and/or L/C Issuer, their sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent and/or L/C Issuer were acting as Administrative Agent and/or L/C Issuer, respectively, and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
9.07Non Reliance on Administrative Agent and Other Lenders.
Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent, the Sustainability Structuring Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Sustainability Structuring Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. The Sustainability

Structuring Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into or monitor compliance with, the provisions hereof relating to the Sustainability Metric or the Sustainability Report.
9.08No Other Duties, Etc.
Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Syndication Agents or other titles as necessary listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.
9.09Administrative Agent May File Proofs of Claim.
In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Section 2.08 and 10.04) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.
9.10Guaranty Matters.
The Lenders and the L/C Issuers irrevocably authorize the Administrative Agent to release any Guarantor from its obligations hereunder and under each of the other Loan Documents to the extent (a) such release is requested by such Guarantor and the Principal Borrower in accordance the provisions set forth in Section 6.12(b) hereof and upon the satisfaction of the conditions set forth in such Section 6.12(b) (as reasonably determined by the Administrative Agent) or (b) if such Guarantor ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to grant releases and terminations pursuant to this Section 9.10. Further, the Administrative Agent is hereby authorized by the Lenders, upon the request of any Guarantor released pursuant to Section 6.12(b) hereof, to execute and deliver to such Guarantor a document (in form and substance acceptable to the Administrative Agent) evidencing such release.

9.11ERISA Representations.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using Plan Assets of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments;
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender to assure that the Loans, the Letters of Credit and the Commitments will not constitute a non-exempt prohibited transaction under ERISA or the Code.
(b)In addition, unless subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Loan Parties, that:
(i)none of the Administrative Agent, the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto);
(ii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations);

(iii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and
(iv)no fee or other compensation is being paid directly to the Administrative Agent, the Arrangers or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.
(c)The Administrative Agent, the Arrangers hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
9.12Recovery of Erroneous Payments.
Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or any L/C Issuer (the “Lender Party”), whether or not in respect of an Obligation due and owing by the Borrowers at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Party promptly upon determining that any payment made to such Lender Party comprised, in whole or in part, a Rescindable Amount.
ARTICLE X
MISCELLANEOUS
10.01Amendments, Etc.
No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b)without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Borrowing under a particular Facility without the written consent of the Required Revolving Lenders, the Required Term A-1 Lenders or the Required Term A-2 Lenders, as the case may be;
(c)extend or increase the Commitment of any Lender (or reinstate any Commitment of any Lender terminated pursuant to Section 8.02) without the written consent of such Lender;
(d)postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(e)reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate;
(f)change (i) Section 2.12 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(c) in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (A) if such Facility is the Term A-1 Facility, the Required Term A-1 Lenders, (B) if such Facility is the Term A-2 Facility, the Required Term A-2 Lenders and (C) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders;
(g)change (i) any provision of this Section or the definitions of “Required Lenders” or “Defaulting Lender” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 10.01(f)) without the written consent of each Lender; (ii) the definition of “Required Revolving Lenders”, “Required Term A-1 Lenders” or “Required Term A-2 Lenders” without the written consent of each Lender under the applicable Facility;
(h)release (i) any Borrower, or (ii) other than in accordance with the provisions of Section 9.10 hereof, any Guarantor from the Guaranty or otherwise modify the material provisions thereof without the written consent of each Lender;
(i)impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term A-1 Facility, the Required Term A-1 Lenders, (ii) if such Facility is the Term A-2 Facility, the Required Term A-2 Lenders and (iii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders; or
(j)subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or other obligation;
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; and (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of Administrative Agent and the Borrowers (i) to add one or more additional term loan facilities to this Agreement subject to the limitations in Section 2.15 and this Section 10.01 and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing Facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing Facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by Administrative Agent, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.
If, in connection with any future amendment or modification of this Agreement or any other Loan Document, the Administrative Agent requires an opinion of counsel to the Loan Parties regarding the enforceability of such amendment or modification, then counsel to the Loan Parties (including in-house counsel) may provide such opinion on behalf of the Loan Parties, assuming such amendment or modification were governed by the Laws of the State of North Carolina rather than the Laws of the State of New York.
10.02Notices; Effectiveness; Electronic Communication.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to any of the Borrowers, the Administrative Agent or the L/C Issuers, to the address, telecopier number, electronic mail address or telephone number specified for the Principal Borrower on Schedule 10.02; and
(ii)if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in their respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient

(such as by the “return receipt requested” function, as available, return e mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrowers’ or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)Change of Address, Etc. Each of the respective Borrowers, the Administrative Agent and any L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent and each L/C Issuer. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their securities for purposes of United States Federal or state securities Laws.
(e)Reliance by Administrative Agent, the L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices and Loan Notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the Sustainability Structuring Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
(f)Delivery of Consents/Responses by Lenders. To the extent any consent, acknowledgement, agreement or response is requested by the Administrative Agent from one or more of the Lenders hereunder, unless otherwise specified in such request (as determined in the discretion of the Administrative Agent) such Lenders shall use good faith efforts provide any such consent, acknowledgement, agreement or response within ten (10) days.
10.03No Waiver; Cumulative Remedies.
No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.12), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
10.04Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. The Borrowers shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, Arrangers and their Affiliates (including the reasonable and documented fees, charges and disbursements of one primary counsel, and one local counsel in each applicable jurisdiction, for the Administrative Agent and its Affiliates), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out of pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, Arrangers, any Lender or any L/C Issuer (including the reasonable and documented fees, charges and disbursements of any counsel for the Administrative Agent, Arrangers, any Lender or any L/C Issuer) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including the rights of the Administrative Agent, the Lenders and the L/C Issuers under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that absent a conflict of interest, the Borrowers shall not be required to pay for more than one (1) counsel (and appropriate local and special counsel) pursuant to this clause (iii).
(b)Indemnification by the Borrower. The Borrowers shall indemnify the Administrative Agent (and any sub agent thereof), each Arranger, the Sustainability Structuring Agent, each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including the Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrowers or any of their Subsidiaries, or any Environmental Liability related in any way to the Borrowers or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrowers or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, or is in connection with any controversy, dispute or litigation in which the Borrowers are determined to be the prevailing party, if the Borrowers or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
(c)Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub agent thereof), each L/C Issuer, Arrangers or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub agent), each L/C Issuer, Arrangers or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub agent), Arrangers or any L/C Issuer in their capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub agent), Arrangers or any L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.11(d).
(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

(f)Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, Arrangers and any L/C Issuer, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.
10.05Payments Set Aside.
To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.06Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrowers nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, the Sustainability Structuring Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Sustainability Structuring Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (determined after giving effect to such assignments), no minimum amount need be assigned;
(B)in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than

$5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Principal Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations under separate Facilities on a non-pro-rata-basis;
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)the consent of the Principal Borrower (such consent not to be unreasonably withheld) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Principal Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Revolving Credit Commitment, Term A-1 Commitment or Term A-2 Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term A-1 Loan or Term A-2 Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)the consent of each L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding) or in respect of any Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment, an Affiliate of such a Lender or an Approved Fund with respect to such a Lender.
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment shall be made (A) to any Borrower or any of the Borrowers’ Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).
(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Principal Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Principal Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, the Sustainability Structuring Agent or each L/C Issuer, sell participations to any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender, any Borrower or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers, the Administrative Agent, the Sustainability Structuring Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (iv) such participations shall not be less than $10,000,000 (other than participations to such Lender’s Affiliates which may be for any amount). For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.
(e)Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the entitlement to a greater payment results from a Change in Law that occurs after the Participant acquires its participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as the Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(f)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)Resignation as an L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time any L/C Issuer assigns all of its Commitment and Loans pursuant to subsection (b) above, such L/C Issuer may, upon thirty (30) days’ notice to the Borrowers and the Lenders, resign as an L/C Issuer. In the event of any such resignation of an L/C Issuer, the Borrowers shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of such L/C Issuer as an L/C Issuer. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer, (y) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and (z) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to such L/C Issuer to effectively assume the obligations of such L/C Issuer with respect to such Letters of Credit.
10.07Treatment of Certain Information; Confidentiality.
Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates (including the Arrangers) and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.15(c) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrowers or any Subsidiary or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrowers or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
For purposes of this Section, “Information” means all information received from the Borrowers or any Subsidiary of any them relating to the Borrowers or any Subsidiary of any of them or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Borrowers or any Subsidiary of any of them. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Borrowers or a Subsidiary of any of them, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
10.08Right of Setoff.
If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Borrowers or any other Loan Party against any and all of the obligations of the Borrowers or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, such L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such L/C Issuer different from the branch, office, or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective

Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.09Interest Rate Limitation.
Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10Integration; Effectiveness.
This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or any L/C Issuer constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
10.11Survival of Representations and Warranties.
All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, the Sustainability Structuring Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent, the Sustainability Structuring Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder is not Fully Satisfied or any Letter of Credit shall remain outstanding.
10.12Severability.
If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
10.13Replacement of Lenders.
If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, a Lender (a “Non-Consenting Lender”) does not consent to a proposed change, waiver, discharge or termination with respect to any Loan Document that has been approved by the Administrative Agent and Required

Lenders as provided in Section 11.01 but requires unanimous consent of all Lenders or all Lenders directly affected thereby (as applicable) or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Borrowers the right to replace a Lender as a party hereto, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);
(b)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)such assignment does not conflict with applicable Laws; and
(e)in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
10.14Governing Law; Jurisdiction; Etc.
(a)GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)SUBMISSION TO JURISDICTION. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION,

LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)WAIVER OF VENUE. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
10.15Waiver of Jury Trial.
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.16No Advisory or Fiduciary Responsibility.
In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrowers acknowledge and agree, and acknowledges their Affiliates’ understanding, that: (i)(A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrowers, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) each of the Borrowers and the other Loan Parties has consulted with its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii)(A) the Administrative Agent, the Arrangers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor the Arrangers nor the Lenders has any obligation to the Borrowers, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent nor the Arrangers nor the Lenders has any obligation to disclose any of such interests to the Borrowers, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrowers and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.17Electronic Execution; Electronic Records; Counterparts.
(a)This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent, the L/C Issuer and each Lender (collectively, each a “Credit Party”) agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Credit Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent nor the L/C Issuer is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, without limiting the foregoing, (i) to the extent the Administrative Agent or the L/C Issuer has agreed to accept such Electronic Signature, the Administrative Agent and each of the Credit Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Credit Party without further verification and regardless of the appearance or form of such Electronic Signature, and (ii) upon the request of the Administrative Agent or any Credit Party, any Communication executed using an Electronic Signature shall be promptly followed by a manually executed counterpart.
(b)Neither the Administrative Agent nor the L/C Issuer shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s or the L/C Issuer’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent and the L/C Issuer shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
(c)Each of the Loan Parties and each Credit Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) any claim against the Administrative Agent, each Credit Party for any liabilities arising solely from the Administrative Agent’s and/or any Credit Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

10.18USA PATRIOT Act Notice.
Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the Act. The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
10.19Time of the Essence.
Time is of the essence of the Loan Documents.
10.20Existing Revolving Credit Agreement.
Each of the parties hereto hereby agree that (a) the outstanding balance of the obligations under the Existing Revolving Credit Agreement remains outstanding and constitutes Obligations hereunder and (b) this Agreement is an amendment and restatement of the Existing Revolving Credit Agreement, all documents, instruments or agreements, if any, creating security interests or liens in favor of the “Administrative Agent” or “Lenders” as defined in the Existing Revolving Credit Agreement and securing the obligations thereunder continue to secure the Obligations under this Agreement and nothing contained herein is intended to represent a novation of any type with respect to the “Obligations” as defined in the Existing Revolving Credit Agreement or with respect to any other Indebtedness evidenced by the Existing Revolving Credit Agreement or any documents, instruments or agreements executed in connection therewith. On the Closing Date, (i) the commitment of any “Lender” under the Existing Revolving Credit Agreement that is not continuing as a Lender hereunder shall terminate and (ii) the Administrative Agent shall reallocate the Commitments hereunder to reflect the terms hereof.
10.21Acknowledgment and Consent to Bail-In of Affected Financial Institutions.
Solely to the extent any Lender or any L/C Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or any L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or any L/C Issuer that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
10.22Acknowledgement Regarding Any Supported QFCs.
To the extent that this Agreement or any other Loan Document provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 10.22, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
10.23Entire Agreement.
THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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SCHEDULE 2.01A
COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Revolving Credit Commitment Amount	Revolving Credit Commitment Percentage	Term A-1 Commitment Amount	Term A-1 Commitment Percentage	Term A-2 Commitment Amount	Term A-2 Commitment Percentage
Bank of America, N.A.	$105,000,000	14.000000000%	$24,000,000	12.000000000%	$18,000,000	12.000000000%
Wells Fargo Bank, National Association	$105,000,000	14.000000000%	$24,000,000	12.000000000%	$18,000,000	12.000000000%
PNC Bank, National Association	$105,000,000	14.000000000%	$24,000,000	12.000000000%	$18,000,000	12.000000000%
Truist Bank	$90,000,000	12.000000000%	$19,400,000	9.700000000%	$14,600,000	9.733333333%
U.S. Bank National Association	$90,000,000	12.000000000%	$19,400,000	9.700000000%	$14,600,000	9.733333333%
Regions Bank	$75,000,000	10.000000000%	$24,000,000	12.000000000%	$18,000,000	12.000000000%
JPMorgan Chase Bank, N.A.	$55,000,000	7.333333333%	$24,000,000	12.000000000%	$18,000,000	12.000000000%
TD Bank, N.A.	$55,000,000	7.333333333%	$24,000,000	12.000000000%	$18,000,000	12.000000000%
First Horizon Bank	$35,000,000	4.666666667%	$8,600,000	4.300000000%	$6,400,000	4.266666667%
Associated Bank, National Association	$35,000,000	4.666666667%	$8,600,000	4.300000000%	$6,400,000	4.266666667%
Total:	$750,000,000	100.000000000%	$200,000,000	100.000000000%	$150,000,000	100.000000000%

        Schedule 2.01A

SCHEDULE 2.01B
LETTER OF CREDIT COMMITMENTS

Lender	Letter of Credit Commitment
Bank of America, N.A.	$10,000,000
Wells Fargo Bank, National Association	$10,000,000
Total	$20,000,000

        Schedule 2.01B